                                                                    Exhibit 10.6


                                 LEASE AGREEMENT
                                    (PHASE I)
                              (ROTUNDA BUILDING 3)

                                     BETWEEN

                              SOBRATO INTERESTS II
                                     ET AL.

                                       AND

                         PYRAMID TECHNOLOGY CORPORATION,
                             A DELAWARE CORPORATION

                                TABLE OF CONTENTS

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                                                                                          ----
1. PARTIES...............................................................................    1

2. PREMISES..............................................................................    1

   A. Premises...........................................................................    1
   B. Remeasurement......................................................................    1

3. USE...................................................................................    1

4. TERM AND RENTAL.......................................................................    1

   A. Rental Adjustment..................................................................    2

5. SECURITY DEPOSIT......................................................................    2

   A. Cash Security Deposit..............................................................    2
   B. Letter of Credit...................................................................    3

6. LATE CHARGES..........................................................................    3

7. CONSTRUCTION AND POSSESSION...........................................................    3

   A. Construction of Improvements.......................................................    3
   B. Failure to Deliver Possession......................................................    4
   C. Tenant Delays......................................................................    4

8. ACCEPTANCE OF PREMISES AND COVENANTS TO SURRENDER.....................................    4

   A. Punch List.........................................................................    4
   B. Correction of Defects..............................................................    4
   C. Surrender..........................................................................    5

9. USES PROHIBITED.......................................................................    5

10. ALTERATIONS AND ADDITIONS............................................................    6

   A. Construction of Alterations........................................................    6
   B. Ownership of Alterations...........................................................    6

11. MAINTENANCE OF PREMISES..............................................................    6

   A. Tenant Maintenance.................................................................    6
   B. Excluded Costs.....................................................................    7

12. INSURANCE AND DEDUCTIBLES............................................................    8

   Tenant's Use..........................................................................    8
   B. Landlord's Insurance...............................................................    8
   C. Tenant's Insurance.................................................................    9
   D. Insurance Deductibles..............................................................    9
   E. Waiver.............................................................................    9

13. TAXES................................................................................   10

   A. Payment of Taxes...................................................................   10

                                TABLE OF CONTENTS
                                   (continued)

                                                                                          PAGE
                                                                                          ----
   B. Assessments........................................................................   10
   C. Change of Ownership................................................................   11

14. UTILITIES............................................................................   11

15. ABANDONMENT..........................................................................   11

16. FREE FROM LIENS......................................................................   11

17. COMPLIANCE WITH GOVERNMENTAL REGULATIONS.............................................   11

18. TOXIC WASTE AND ENVIRONMENTAL DAMAGE.................................................   12

   A. Tenant's Responsibility............................................................   12
   B. No Responsibility..................................................................   13
   C. Indemnity by Landlord..............................................................   13
   D. Representation by Landlord.........................................................   14
   E. Notification.......................................................................   14
   F. Environmental Studies..............................................................   14

19. INDEMNITY............................................................................   14

20. ADVERTISEMENTS AND SIGNS.............................................................   15

21. ATTORNEY'S FEES......................................................................   15

22. TENANT'S DEFAULT.....................................................................   15

   A. Remedies...........................................................................   16
   B. Right to Re-enter..................................................................   16
   C. Abandonment........................................................................   16
   D. No Termination.....................................................................   16

23. SURRENDER OF LEASE...................................................................   17

24. RIGHT OF FIRST OFFER TO PURCHASE.....................................................   17

   A. Grant of First Right...............................................................   17
   B. Term...............................................................................   17
   C. Notice of Intent to Sell...........................................................   17
   D. Exercise of Right of First Offer...................................................   17
   E. Terms of Sale......................................................................   17
   F. Landlord's Right to Sell...........................................................   18

25. LANDLORD'S DEFAULT...................................................................   18

26. NOTICES..............................................................................   18

27. ENTRY BY LANDLORD....................................................................   19

28. DESTRUCTION OF PREMISES..............................................................   20

                                TABLE OF CONTENTS
                                   (continued)

                                                                                          PAGE
                                                                                          ----
   A. Obligation to Restore..............................................................   20
   B. Tenant's Right to Terminate........................................................   20

29. ASSIGNMENT OR SUBLEASE...............................................................   21

   A. Permitted Transfers................................................................   21
   B. Consent by Landlord................................................................   21
   C. Assignment or Subletting Consideration.............................................   21
   D. No Release.........................................................................   22
   E. Effect of Default..................................................................   22

30. CONDEMNATION.........................................................................   22

31. EFFECTS OF CONVEYANCE................................................................   23

32. SUBORDINATION........................................................................   23

   A. Subordination to Future Obligations................................................   23
   B. Existing Obligations...............................................................   23

33. WAIVER...............................................................................   24

34. HOLDING OVER.........................................................................   24

35. SUCCESSORS AND ASSIGNS...............................................................   24

36. ESTOPPEL CERTIFICATES................................................................   24

37. OPTION TO EXTEND.....................................................................   25

38. APPRAISAL............................................................................   25

39. COMMON AREA COSTS AND PARKING........................................................   27

   A. Initial Occupancy..................................................................   27
   B. Subdivision........................................................................   27
   C. Common Area Costs..................................................................   27
   D. Maintenance........................................................................   27
   E. Payment of Common Area Costs.......................................................   27
   F. Proportionate Share................................................................   28
   G. Proration..........................................................................   28
   H. Parking............................................................................   28

40. QUIET ENJOYMENT......................................................................   28

41. BROKERS/PREVIOUS DEALINGS............................................................   28

42. AUTHORITY OF PARTIES.................................................................   28

   A. Authority of Tenant................................................................   28
   B. Landlord's Authority...............................................................   28

43. MISCELLANEOUS PROVISIONS.............................................................   28

                                TABLE OF CONTENTS
                                   (continued)

                                                                                          PAGE
                                                                                          ----
   A. Rights and Remedies................................................................   28
   B. Severability.......................................................................   29
   C. Choice of Law......................................................................   29
   D. Interest...........................................................................   29
   E. Time...............................................................................   29
   F. Headings...........................................................................   29
   G. Performance by Landlord............................................................   29
   H. Representations....................................................................   29
   I. Rent...............................................................................   29
   J. Interference.......................................................................   29
   K. Approvals..........................................................................   30
   L. Reasonable Expenditures............................................................   30
   M. Exhibits...........................................................................   30
   N. Light and View.....................................................................   30
   O. Memorandum of Lease................................................................   30

                                 LEASE AGREEMENT

                                    (PHASE I)

        1. PARTIES: This Lease Agreement ("Lease") is entered into on this 6th day of May, 1990, between JOHN A. SOBRATO, Trustee Under Trust Agreement Dated August 29, 1979, as Amended, SOBRATO INTERESTS II, a California general partnership, and JOHN MICHAEL SOBRATO or his Successor, Trustee Under Revocable Trust Agreement dated April 28, 1989, as amended, FBO Ann Sobrato (collectively, "Landlord") and PYRAMID TECHNOLOGY CORPORATION, a Delaware corporation ("Tenant").

        2. PREMISES:

               A. Premises: Landlord hereby leases to Tenant, and Tenant leases from Landlord, those certain Premises with the appurtenances, situated in the City of San Jose, County of Santa Clara, State of California, and more particularly described as follows:

               A one-story building to be constructed by Landlord consisting of 101,552 square feet ("Building") on a portion of a site consisting of three buildings totaling 280,784 square feet (the "Project") on that certain real property at the southeast corner of North First Street and Rose Orchard Way whose assessor's parcel numbers are 097-03-043 and APN 097-03-044 and more particularly described in Exhibit "A" attached hereto and incorporated herein by reference. During that period of time which Tenant has the exclusive right to occupy the Project, Tenant shall have the exclusive use, without charge, of approximately 975 parking spaces in the Project as may be decreased due to a reconfiguration of the dock area (which constitute all of the parking spaces in the Project).

               B. Remeasurement: Upon Substantial Completion of the Premises
(as described in the Construction Addendum to Lease attached to the Lease as Exhibit B" and incorporated herein by reference), Tenant may elect to have the Premises measured by Tenant's Interior Improvement Architect, as defined in the Construction Addendum (measured from the exterior of the exterior walls of the Building and including one-half of the covered loading docks but excluding any other outside areas or canopies). If the actual square footage differs from the amount stated above, the monthly rent hereunder shall be adjusted by multiplying One and 10/100 Dollars ($1.10) times the actual square feet of the Building and the Tenant Improvement Allowance shall be adjusted by multiplying Thirty-Seven and No/100 Dollars ($37.00) times the actual square feet of the Building. The square footage, if so remeasured by Tenant, shall be substituted for that set forth herein for purposes of this Lease.

        3. USE: Tenant shall use the Premises only for legally permitted uses.

        4. TERM AND RENTAL: The term of this Lease ("Lease Term") shall commence on the "Commencement Date" (as defined in Paragraph 7 hereof). The Lease Term shall expire on September 14, 2001. The monthly rent shall be paid without deduction or offset (except as otherwise set forth herein), in monthly installments of One Hundred Eleven Thousand Seven

Hundred Seven and 20/100 Dollars ($111,707.20) due on or before the first day of each calendar month during the Lease Term. Said rental shall be paid in lawful money of the United States of America, and shall be paid to Landlord at such place or places as may be designated from time to time by Landlord. Rent for any period less than a calendar month shall be prorated based on a thirty (30) day month.

               A Rental Adjustment: On that date that is thirty (30) months after the Commencement Date of the Lease, and on each date which is thirty (30) months after the first adjustment date (each of the foregoing is referred to as the "Adjustment Date"), the then payable monthly rent shall be subject to adjustment based on the increase, if any, in the Consumer Price Index. The basis for computing the adjustment shall be the U.S. Department of Labor, Bureau of Labor Statistic's Consumer Price Index for All Urban Consumers, All Items, 1982-84=100, for the San Francisco-Oakland-San Jose area ("Index"). The Index most recently published preceding the commencement of the Lease shall be considered the "Base Index." If the Index most recently published preceding the Adjustment Date ("Comparison Index") is greater than the Base Index, the then payable monthly rent shall be increased by multiplying the initial monthly rent by a fraction, the numerator of which is the Comparison Index and the denominator of which is the Base Index. Within thirty (30) days after each adjustment as set forth herein, Landlord shall furnish a statement to Tenant setting forth the rental adjustment determined by reference to the foregoing, and the method by which Landlord has calculated the same. Landlord's calculation of the rent escalation shall be conclusive and binding unless Tenant objects to said calculation within a sixty (60) day period after Tenant's receipt of such written statement. If the Index base year is changed so that it differs from 1982-84=100, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised. In no event shall the monthly rent immediately after the Adjustment Date be less than one hundred seven and one-half percent (107 1/2%) nor more than one hundred twenty percent (120%) than the monthly rent immediately before the Adjustment Date.

        5. SECURITY DEPOSIT:

               A. Cash Security Deposit: Within three (3) business days after both parties' execution of this Lease, Tenant shall deposit with Landlord the sum of One Hundred Eleven Thousand Seven Hundred Seven and 20/100 Dollars ($111,707.20) as a security deposit. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to payment of rent or other charges, Landlord may, to the extent reasonably necessary to remedy Tenant's default, use all or any part of said deposit for the payment of rent or other charges in default or the payment of any reasonable amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated and shall pay to Landlord such other sums as shall be necessary to reimburse Landlord for any sums paid by Landlord. Said deposit shall be returned to Tenant within thirty (30) days after the expiration of the Lease Term less any amount deducted in accordance with this paragraph, together with Landlord's written notice itemizing the amounts and purposes for such retention. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest.

               B. Letter of Credit: Notwithstanding the foregoing provisions of this paragraph 5, Landlord agrees that in lieu of a cash security deposit, Tenant may deposit a letter of credit in a form reasonably acceptable to Landlord. Landlord shall be entitled to draw against the letter of credit at any time that Tenant has committed a default under this Lease, provided that Landlord certifies to the issuer of the letter of credit under penalty of perjury that Tenant is in default under the Lease (as default is defined in paragraph 22 of this Lease). Tenant shall keep the letter of credit in effect during the entire Lease Term, as the same may be extended, plus a period of four
(4) weeks thereafter. At least thirty (30) days prior to expiration of any letter of credit, the term thereof shall be renewed or extended. Subject to Tenant's cure rights under Paragraph 22, Tenant's failure to so renew or extend the letter of credit shall be a material default of this Lease by Tenant. If Landlord draws against the letter of credit, Tenant shall replenish the existing letter of credit or cause a new letter of credit to be issued such that the aggregate amount of letters of credit available to Landlord at all times during the Lease Term is the amount of the security deposit originally required.

        6. LATE CHARGES: Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, administrative, processing, accounting charges, and late charges, which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after Tenant's receipt of written notice that such amount is delinquent, Tenant shall pay to Landlord a late charge equal to four percent (4%) of such overdue amount which shall be due and payable with the payment then delinquent. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

        7. CONSTRUCTION AND POSSESSION:

               A. Construction of Improvements: The "Building Shell" and "Interior Improvements" shall be constructed by Landlord under the terms and conditions of that certain Construction Addendum to Lease attached hereto as Exhibit "B" (the "Construction Addendum") The term of the Lease shall not commence (the "Commencement Date") until the later of December 15, 1990, or the date on which the Premises are "substantially Completed" as defined in the Construction Addendum. Notwithstanding the foregoing, Tenant may elect to occupy the Premises for the conduct of its business prior to December 15, 1990 if the Premises are

Substantially Completed before such date. In the event of such early occupancy, and provided the Premises are Substantially Completed, Tenant shall begin paying rent as of the date of such occupancy for the conduct of its business, and Tenant's occupancy shall be subject to the terms and conditions of this Lease.

               B. Failure to Deliver Possession: If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the scheduled commencement date of December 15, 1990, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom if due to circumstances beyond Landlord's control; but in that event the commencement and termination dates of the Lease and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession. If the Premises are not Substantially Completed on or before December 15, 1990, then, Tenant, at its election and in addition to its other rights and remedies, shall be entitled to receive free rent equal to Ten Thousand Dollars ($10,000) for each day beyond December 15, 1990 that the Premises are not so Substantially Completed (the "Free Rent Amount"). Moreover if the Premises are not Substantially Completed on or before July 15, 1991, Tenant, at its election and in addition to its other remedies, shall have the right to terminate this Lease and, at Tenant's election, any other lease between Landlord and Tenant ("Other Lease") covering other space in the Project (the "Other Space"). In the event Tenant elects to terminate this Lease as provided herein, Landlord shall pay to Tenant the amount of the accrued Free Rent Amount as of the date of termination.

               C. Tenant Delays: Notwithstanding the foregoing, if there is an actual delay in Substantial Completion of the Premises as a result of "Tenant Delays" (as that term is defined in the Construction Addendum), then the foregoing dates on which Tenant is entitled to free rent and to terminate this Lease or any Other Lease on account of Landlord's failure to Substantially Complete the Premises shall be postponed one (1) day for each day of the actual delay in Substantial Completion caused by the Tenant Delay. Further, the date Tenant is otherwise obligated to commence paying rent shall occur one day sooner for each day of such actual delay in Substantial Completion caused by the Tenant Delay; provided, however, that the Commencement Date shall in no event be prior to December 15, 1990 regardless of any Tenant Delay.

        8. ACCEPTANCE OF PREMISES AND COVENANTS TO SURRENDER:

               A. Punch List: As soon as Landlord reasonably believes that the Premises are Substantially Completed, as defined in the Construction Addendum, Landlord and Tenant shall together walk through and inspect the work and prepare a written "punch list" of incomplete or defective construction. Landlord shall use its best efforts to complete and/or repair any items on the "punch list" within thirty (30) days after the parties have prepared the "punch list" or as soon thereafter as practicable.

               B. Correction of Defects: Notwithstanding anything to the contrary in the Lease, Tenant's acceptance of the Premises or submission of a "punch list" shall not be deemed a waiver of Tenant's right to have construction or design defects in the Interior Improvements and the Premises repaired at Landlord's sole expense. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as practicable. Landlord also hereby assigns to Tenant all warranties with respect to the Premises which would reduce Tenant's maintenance obligations hereunder and shall cooperate with Tenant to enforce all such warranties. Landlord warrants that it will obtain a two (2) year warranty from its contractors and suppliers on the roof membrane and, without limiting any other obligation of Landlord hereunder, Landlord shall correct any defect or problem in the roof membrane (except for routine maintenance items as set forth in paragraph 11) for a period of two (2) years after the Commencement Date. Further, without limiting any obligation of Landlord under this Lease, Landlord warrants that it will obtain an express one (1) year warranty from its contractors and suppliers on all other items and will not waive the protection of any statute or case law providing for a longer period to assert a claim for defects in the Premises or any item therein.

               C. Surrender: Tenant agrees on the last day of the Lease
Term, or promptly following any sooner termination of this Lease, to surrender the Premises to Landlord in the condition delivered to Tenant, reasonable wear and tear, acts of God, casualties, condemnation, Hazardous Materials, as defined in paragraph 18 hereof (other than those stored, used or disposed of by Tenant in or about the Premises in violation of Law, as "Law" defined in paragraph 11(a)), and Alterations (as defined in paragraph 10) made by Tenant which Landlord has not required Tenant to remove, excepted. Tenant shall ascertain from Landlord within thirty (30) days before the expiration of the Lease Term or promptly following any sooner termination whether Landlord will require Tenant to remove any Alterations made by Tenant at the Premises; provided that Landlord shall not require Tenant to remove any Alteration which Landlord has previously indicated may remain at the Premises. If Landlord shall so require, then Tenant shall remove such Alterations as Landlord may designate and shall repair any damage to the Premises occasioned by the removal before the expiration of the Lease Term or promptly following any earlier termination at Tenant's sole cost and expense. On or before the end of the Lease Term or promptly following sooner termination of the Lease Term, Tenant shall remove all of its personal property and trade fixtures from the Premises, and all property not so removed shall be deemed to be abandoned by Tenant.

        9. USES PROHIBITED: Tenant shall not commit, or suffer to be committed, any waste or nuisance upon the Premises, or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful purpose, or place any loads upon the floor, walls, or ceiling which endanger the structure, or use any machinery or apparatus which will vibrate or shake the Premises or the Building of which it is a part so as to damage the Premises other than ordinary wear and tear or otherwise in violation of applicable Law, or place any harmful liquids, waste materials, or Hazardous Materials in the drainage system of, or upon or in the soils surrounding the Building so as to damage the Premises or otherwise in violation of applicable Law. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature or any waste materials, refuse, scrap or debris shall be stored upon or permitted to remain on any portion of the Premises outside of the Building proper in violation of Law.

        10. ALTERATIONS AND ADDITIONS:

               A. Construction of Alterations: Tenant may construct non-structural alterations, additions and improvements ("Alterations") in the Premises without Landlord's prior approval, if the cost of such work does not exceed Fifty Thousand Dollars ($50,000.00). In the event Tenant desires to make Alterations costing more than Fifty Thousand Dollars ($50,000.00) or structural Alterations, Landlord's consent shall not be unreasonably withheld and, if Landlord does not notify Tenant in writing of its reasonable disapproval of such Alteration within fourteen (14) days following Tenant's written request for approval and delivery to Landlord of the proposed plans, then Landlord shall be deemed to have approved the proposed Alteration. Upon the request of Tenant, Landlord shall within the above-stated fourteen (14) day period advise Tenant in writing as to whether Landlord shall require removal of any Alteration in question upon the expiration or earlier termination of the Lease. After having obtained Landlord's consent, Tenant agrees that it will not proceed to make Alterations until three (3) days from the receipt (or deemed receipt) of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's Alterations. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.

               B. Ownership of Alterations: All Alterations, trade fixtures and personal property installed in the Premises at Tenant's expense ("Tenant's Property") shall at all times remain Tenant's property and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Except for Alterations which cannot be removed without structural injury to the Premises, Tenant may remove Tenant's Property from the Premises at any time, provided Tenant repairs any damage caused by such removal. Landlord shall have no lien or other interest whatsoever in any item of Tenant's Property located in the Premises or elsewhere, or any portion thereof or interest therein, and Landlord hereby waives all such liens and interests. Within ten
(10) days following Tenant's request, Landlord shall execute documents in reasonable form to evidence Landlord's waiver of any right, title, lien or interest in Tenant's Property located in the Premises.

        11. MAINTENANCE OF PREMISES:

               A. Tenant Maintenance: Subject to Landlord's obligations as set forth in this Lease, and the amortization of capital items as described below, Tenant shall, at its sole cost, keep and maintain, repair and replace, the Premises and appurtenances, including, but not limited to, interior non-load bearing walls, the roof membrane, sidewalks, parking areas, plumbing, electrical and HVAC systems, and all the Interior Improvements in good and sanitary order, condition, and repair. Notwithstanding the foregoing, Landlord shall repair and maintain, at its sole cost, the structural portions of the Premises at all times during the Lease Term, including the foundation, exterior walls, load-bearing walls, roof structure and windows. Tenant shall provide Landlord with a copy of a service contract between Tenant and a licensed air-conditioning and heating contractor which contract shall provide for maintenance of all air conditioning and heating equipment at the Premises at such intervals as may be reasonably required by the manufacturer of such equipment. Subject to the obligations of Landlord hereunder and the amortization of capital items as set forth below, Tenant shall pay the cost of all air-conditioning and heating equipment repairs or replacements. Tenant shall be responsible for the preventive maintenance of the membrane of the roof, which responsibility shall be deemed properly discharged if: (i) Tenant contracts with a licensed roof contractor who is reasonably satisfactory to both Tenant and Landlord, at Tenant's sole cost, to inspect the roof membrane at least every six months, with the first inspection due the sixth (6th) month after the Commencement Date; and (ii) Tenant performs, at Tenant's sole cost, all routine preventive maintenance recommendations made by such contractor within a reasonable time after such recommendations are made. Such preventive maintenance might include acts such as clearing storm gutters and drains, removing debris from the roof membrane, trimming trees overhanging the roof membrane, applying coating materials to seal roof penetrations, repairing blisters, and other routine measures. Tenant shall provide to Landlord a copy of such preventive maintenance contract and paid invoices for the recommended work for which Tenant is responsible. Subject to Landlord's obligations hereunder and to the amortization of capital items set forth below, Tenant agrees to water, maintain and replace, when necessary, any shrubbery and landscaping.

               B. Excluded Costs: Notwithstanding anything to the contrary in this Lease, in no event shall Tenant have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively "Costs") nor shall any portion of the Interior Improvement Costs (as defined in the Construction Addendum) consist of the following items, all of which shall be the responsibility of
Landlord:

                      (1) Losses Caused By Others: Costs occasioned by the act or omission or violation of covenants, statutes, laws, orders, rules, underwriter's requirement, regulations, private restrictions, building codes or ordinances (collectively, "Laws"), misrepresentation, or breach of this Lease, by Landlord or its agents, employees, contractors, subcontractors or tenants.

                      (2) Casualties and Condemnations: Costs occasioned by fire, acts of God, or other casualties or by the exercise of the power of eminent domain, provided that Tenant will pay insurance deductibles but only to the extent expressly provided for in paragraph 12.D of this Lease.

                      (3) Reimbursable Expenses: Costs for which Landlord has a right of reimbursement from others or for which Landlord actually receives reimbursement.

                      (4) Construction Defects and Compliance with Law: Costs
(i) relating to a failure of the Premises to conform to all CC&Rs, underwriter's requirements or Laws as of the Commencement Date; (ii) relating to construction defects; and (iii) required to conform the Premises to the Building Plans as defined in the Construction Addendum.

                      (5) Hazardous Materials: Except to the extent caused by the disposal, release, emission or storage of the Hazardous Material in question by Tenant, its agents, employees, invitees or contractors in violation of Law, Costs incurred to investigate the presence of any Hazardous Materials, Costs to respond to any claim of Hazardous Material contamination or damage, Costs to remove any Hazardous Material from the Premises, judgments or other Costs incurred in connection with any Hazardous Materials exposure or releases, and any other Cost associated with a Hazardous Material.

                      (6) Capital Improvements: If Tenant's maintenance or repair obligations as set forth in this Lease would require Tenant to perform or pay for any item which would be properly be capitalized under generally accepted accounting principles, and the cost of any such individual item exceeds Ten Thousand Dollars ($10,000), then Tenant shall perform such repair or make such replacement and the cost of such item or improvement shall be allocated as follows. Landlord and Tenant shall establish the useful life of the item in question based upon generally accepted accounting principles. Tenant shall pay a proportion of the cost equal to the actual cost of such improvement or item times a fraction, the numerator of which is the number of months remaining in the initial Lease Term, and the denominator of which is the useful life of the improvement in months. Landlord shall pay to Tenant the balance of such cost within five (5) days after written demand by Tenant. For purposes hereof, Tenant's remodeling of finishes (such as wallpaper or carpeting) shall not be considered a capital item toward which Landlord shall be required to contribute.

                      (7) Parking Lot: Costs relating to the repaving or resurfacing of the parking area if such repaving or resurfacing is required more frequently than once every five (5) years.

        12. INSURANCE AND DEDUCTIBLES:

               A. Tenant's Use: Tenant shall not use, or permit any part of the Premises, to be used for any unlawful purpose and no use shall be made or permitted to be made of the Premises, nor acts done, which will cause an increase in insurance premiums for the insurance to be maintained by Landlord (unless Tenant agrees to pay for the cost of such increase) or a cancellation of any insurance policy covering the Building. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Building and appurtenances, excluding structural improvements not related to Tenant's specific and particular use.

               B. Landlord's Insurance: Landlord agrees to purchase and keep in force fire and extended coverage insurance in so-called "all risk" form covering the Premises and all of the Interior Improvements (as defined in the Construction Addendum) paid for by Landlord in the amount of their full replacement value. Tenant agrees to pay to the Landlord as additional rent, on demand, the cost of said insurance as evidenced by insurance billings to Landlord. Payment shall be due to Landlord on the later of: (i) thirty (30) days after written invoice to Tenant; or (ii) twenty (20) days prior to the due date of such premiums. Tenant's obligation under this paragraph will be prorate to reflect the commencement and termination dates of this Lease. With respect to earthquake insurance, Landlord agrees to purchase earthquake coverage and Tenant agrees to reimburse Landlord for the additional cost of such insurance provided such insurance is commercially available, and provided further: (i) Tenant requests such coverage and agrees to pay for the same; or (ii) such insurance is required by Landlord's lender and is customarily required by institutional lenders on comparable buildings in Santa Clara County, and in such case the premium for such earthquake coverage shall be shared equally between Landlord and Tenant and payable by Tenant in the manner set forth above for casualty insurance. If the Project is located in a flood zone, Landlord shall also maintain flood insurance insuring the Building and Interior Improvements paid for by Landlord for their full replacement value, and Tenant shall pay for flood insurance premiums in the manner set forth herein, unless Tenant indicates to Landlord in writing that Tenant does not elect for Landlord to carry such coverage.

               C. Tenant's Insurance: Tenant agrees to insure its personal property, Interior Improvements paid for by Tenant and Alterations for their full replacement value and to obtain worker's compensation insurance as required by Law. Tenant shall also maintain comprehensive general liability insurance for occurrences within the Premises of $5,000,000.00 combined single limit for bodily injury and property damage. Tenant shall name Landlord as an additional insured under such comprehensive general liability policy, and shall deliver a copy of such policy and renewal certificates to Landlord within thirty (30) days after the Commencement Date. Tenant's comprehensive general liability policy shall provide for thirty (30) days' prior written notice to Landlord of any cancellation or termination.

               D. Insurance Deductibles: Tenant shall have the right to specify the deductible of any insurance policy to be carried by Landlord under this Lease and shall reimburse Landlord, in the manner set forth in subparagraph 12.B, for the premiums payable with respect to insurance policies for which Tenant is responsible under subparagraph 12.B containing the deductible so specified by Tenant or on insurance policies for which Tenant fails to specify a deductible amount within thirty (30) days following Landlord's written demand for such deductible specification. In the event of damage to the Premises covered by Landlord's "all risk" casualty policy (and not caused by the negligence or willful misconduct of Landlord or Landlord's employees, agents, contractors or invitees), Tenant shall pay the amount of any deductible under such policy if this Lease is not terminated in connection with such casualty as provided in paragraph 28 hereof, provided Tenant has approved in writing in advance the amount of such deductible. Tenant shall in no event be required to pay for any flood or earthquake insurance deductibles; however, if flood or earthquake deductibles (as approved or deemed approved by Tenant) exceed ten percent (10%) of the replacement value of the Premises, in the event of a flood or earthquake, such casualty shall be treated as an "Uninsured Casualty" under paragraph 28 hereof.

               E. Waiver: Notwithstanding anything to the contrary in this Lease, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage that is caused or results from a risk which is actually insured against, which is required to be insured against under this Lease, or which would normally be covered by a standard form of full replacement value "all risk extended coverage" casualty insurance, regardless of whether such loss or damage is due to the negligence of Landlord or Tenant or of their respective agents, employees, subtenants, contractors, assignees, invitees or any other cause. Each party shall use its best efforts to obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against the Landlord or the Tenant, as the case may be. If such insurance policy cannot be obtained with such waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is not obtained does not pay such additional cost, then the party obtaining such insurance shall immediately notify the other party of that fact.

        13. TAXES:

               A. Payment of Taxes: Tenant shall be liable for all taxes levied against Tenant's personal property and trade or business fixtures, and agrees to pay, as additional rental, all real estate taxes and special assessment installments levied on the Premises or upon the occupancy of the Premises. Tenant shall pay such taxes on the later of: (i) twenty (20) days after written notice from Landlord (which notice shall contain a copy of the tax bill in question) or (ii) ten (10) days before the tax delinquency date. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease Term. If at any time during the term of this Lease a tax, excise on rents, business license tax, or any other tax, however described, is levied or assessed against Landlord, as a substitute or addition in whole or in part for taxes described herein, Tenant shall pay such tax within the time period set forth above. In the event that a tax that is the obligation of Tenant to pay hereunder is placed, levied, or assessed against Landlord and the taxing authority takes the position that Tenant cannot pay and discharge the tax in question, then at the sole election of Landlord, Landlord may increase the rental charged hereunder by the exact amount of such tax. Notwithstanding anything to the contrary herein, Tenant shall not be required to pay any portion of any tax or assessment: (i) levied on Landlord's rental income, unless such tax or assessment is imposed in lieu of real property taxes; (ii) in excess of the amount which would be payable if such tax or assessment were paid in installments over the longest possible term; (iii) imposed on land and improvements other than the Premises; (iv) occasioned by a change of ownership or other conveyance of the Premises or any interest in the Premises or Landlord except as otherwise set forth in subparagraph 13.C below; or (v) attributable to Landlord's net income, inheritance, gift, transfer, franchise or estate taxes. Tenant may in good faith contest any real property taxes provided that it indemnifies Landlord from any loss or liability in connection therewith.

               B. Assessments: Landlord represents and warrants to Tenant that as of the date of this Lease and again as of the Commencement Date, the only tax assessment that encumbers the Premises or Project is that certain assessment levied under San Jose Assessment Number 23E-971-OLD and that in no event shall Tenant's obligation to pay such assessment exceed (i) on the average, more than Two and Five-Tenths Cents ($.025) per square of the Building per month during the Lease Term; or (ii) more than Three and Two-Tenths Cents ($.032) per square foot of the Building per month during any month of the Lease Term. If any other tax assessments exist with respect to the Premises or the Project as of the date of this Lease or on the Commencement Date, or if the amount of the foregoing assessment exceeds that set forth herein, Landlord shall pay the amount of such assessment or excess, as the case may be, without contribution by Tenant. Landlord represents that as of the date of this Lease, Landlord is not aware of any pending future assessments affecting the Project.

               C. Change of Ownership: If property taxes increase as a result of reassessment after change of ownership under Proposition 13 or any successor Law, Tenant's liability for property taxes during each of the twelve
(12) month periods following the change of ownership, commencing as of the date of the change of ownership, shall be limited as follows: Tenant's liability in the first twelve (12) months following the transfer of ownership shall be limited to one hundred thirty-three and one-third percent (133 1/3%) of the property taxes payable hereunder by Tenant with respect to the twelve (12) months paid immediately preceding the transfer, and in the second twelve (12) month period one hundred sixty-six and two-thirds percent (166 2/3%) of the property taxes paid by Tenant with respect to the twelve month period preceding the transfer. Commencing on the second anniversary of the change in ownership, Tenant shall be liable for the entire amount of property taxes for which Tenant is otherwise responsible under this Lease levied against the Premises with respect to each period after the second anniversary. If the reassessment occurs as of a date other than July 1 (i.e. the commencement of a tax year), Tenant's liability for property taxes shall be prorated on the basis of a 365-day year for the purpose of calculating the amounts payable by Tenant during the two years following the transfer.

        14. UTILITIES: Tenant shall pay directly to the providing utility for all service charges pertaining to water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or failure to furnish any of utilities to the Premises and Tenant shall not be entitled to abatement or reduction of any portion of the rent, so long as any failure to provide and furnish the utilities to the Premises is due to a cause beyond Landlord's reasonable control. Notwithstanding the foregoing, if utilities are not available to the Premises for a period of fifteen (15) days or more and such failure does not result from Tenant's failure to make the payments required herein, Tenant shall be entitled to an abatement of rent to the extent of the interference with Tenant's use of the Premises occasioned thereby. If such interference is not corrected so that the Premises are reasonably suitable for Tenant's intended use within three hundred sixty-five (365) days following the interference or interruption, then Tenant shall be entitled to terminate this Lease and, at Tenant's election, any Other Lease by delivery of written notice to Landlord.

        15. ABANDONMENT: Tenant shall not abandon the Premises at any time during the term; and if Tenant shall abandon or surrender the Premises, or be dispossessed by process of law, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord.

        16. FREE FROM LIENS: Tenant shall keep the Premises and the property on which the Premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant; provided, however that if Tenant, in good faith, elects to contest such lien, Tenant shall furnish a bond or other security reasonably acceptable to Landlord and Tenant shall not then be deemed in default under this Lease.

        17. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Tenant shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to Tenant's particular and specific use of the Premises, and shall faithfully observe in the use of the Premises all municipal ordinances and state and federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Tenant or Landlord in any action or proceeding, that Landlord or Tenant, as the case may be, has violated any ordinance or statute, shall be conclusive of that fact as between Landlord and Tenant. At the Commencement Date, the Premises shall conform to all requirements of covenants, conditions, restrictions and encumbrances ("CC&Rs"), all underwriters' requirements, and all Laws applicable thereto. Tenant shall not be required to construct or pay the cost of complying with any CC&Rs, underwriters' requirements or Laws requiring construction of improvements in the Premises which are properly capitalized under generally accepted accounting principles, unless such compliance is necessitated solely because of Tenant's particular and specific use of the Premises. Any structural requirements or Costs necessitated by CC&R's, underwriters' requirements or Laws which are imposed on buildings or real estate generally (as opposed to the Premises because of Tenant's specific and particular use) shall be performed or paid by Landlord without reimbursement by Tenant.

        18. TOXIC WASTE AND ENVIRONMENTAL DAMAGE:

               A. Tenant's Responsibility: Tenant shall not bring, allow, or use upon the Premises, or generate or create at or emit or dispose from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code as the same may be amended from time to time (which are referred to in this Lease as "Hazardous Materials") in violation of Law. Tenant shall comply, at its sole cost, with all Laws pertaining to, and shall indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from the bringing, using, generating, creating, or emitting or disposing of any Hazardous Materials by Tenant. Tenant's indemnification and hold harmless obligations as hereinbefore specified include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation; (ii) claims, liabilities, costs or expenses pertaining to the cleanup or containment of wastes, the identification of the pollutants in the waste, the identification of scope of any environmental contamination, the removal of pollutants from soils, riverbeds or aquifers, the provision of an alternative public drinking water source, or the long term monitoring of ground water and surface waters, all to the extent required by applicable Law, and (iii) all costs of defending such claims. Tenant further agrees to properly close the facility with regard to Hazardous Materials and obtain a Closure Certificate from the local administering agency for any Hazardous Material used, generated, emitted or disposed of by Tenant in or about the Premises if so required by Law upon the expiration or earlier termination of the Lease.

               B. No Responsibility: Notwithstanding the foregoing or anything in this Lease, Tenant shall have no responsibility to Landlord, Landlord's employees, contractors, officers, agents or partners or to any third party for any Hazardous Material which was not released, stored, disposed of, emitted, or discharged by Tenant, its agents, invitees, employees and contractors in or about the Premises and which is or comes to be, present on or about the Premises, or the soil or groundwater thereof, at any time. Landlord, at its sole expense, shall promptly comply with all Laws, orders, injunctions, judgments, mandates and directives of any applicable governmental authority concerning the investigation, removal, monitoring or remediation of any Hazardous Materials present on the Premises or the groundwater thereof, except to the extent that the Hazardous Material in question was released, stored, disposed of, emitted or discharged by Tenant or its employees, invitees, agents, or contractors in or about the Premises. Landlord hereby waives all claims, liabilities, costs, expenses or obligations, known or unknown, against Tenant with respect to Hazardous Materials present on the Premises as of the Commencement Date or which come to be present on the Premises after the Commencement Date, except to the extent that the Hazardous Materials in question were released, emitted, or discharged onto the Premises or Project by Tenant or its employees, agents, contractors or invitees In this regard, Landlord acknowledges that it is aware of and hereby waives the provisions of California Civil Code Section 1542 (or any similar or successor Law) which provides as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor, at the time of executing the release, which if known by him must have materially affected the settlement with the debtor."

               C. Indemnity by Landlord: Landlord shall indemnify, defend and hold harmless Tenant from all claims, losses, liabilities, fines, penalties, damages, costs or expenses (including, without limitation, attorneys' and consultants' fees and costs) arising out of or in connection with Hazardous Material that come to be present at or about the Premises through the acts or omissions of Landlord or its employees, tenants (including subtenants and assignees), invitees, agents or contractors. Further, if Tenant terminates this Lease in connection with or arising out of Hazardous Materials present at or about the Premises or Project or the soil or groundwater thereof on the Commencement Date, in addition to Landlord's other obligations hereunder, Landlord shall be obligated to reimburse Tenant for the unamortized cost of the Interior Improvements at the Premises paid for by Tenant. Further, Landlord shall indemnify, defend and hold harmless Tenant from: (i) all costs and expenses (including attorney's and consultants fees and costs) associated with the investigation, removal, monitoring or remediation of Hazardous Materials not released, stored, disposed of, emitted or discharged by Tenant, its agents, employees, contractors or invitees in or about the Premises; and (iii) all claims, liabilities or obligations (including, without limitation, any attorneys' and consultants' fees incurred in connection with the same) by or to any third party, including, without limitation, any governmental entity or body, associated with Hazardous Materials present on the Premises or the soil or groundwater thereof through no act of Tenant or Tenant's agents, employees, contractors or invitees. The obligations of Landlord and Tenant hereunder shall survive the expiration or earlier termination of the Lease Term.

               D. Representation by Landlord: Landlord hereby represents and warrants to Tenant, except as outlined in the Levine Fricke report dated 12/21/88 & 3/17/89 to the best of Landlord's knowledge: (i) the Premises and all operations conducted thereon prior to the Commencement Date are in compliance with all Laws regarding Hazardous Materials ("Hazardous Materials Laws"), and
(ii) any handling, transportation, storage, treatment, disposal, release or use of Hazardous Materials that has occurred on or about the Premises prior to the Commencement Date has been in compliance with all Hazardous Materials Laws. Tenant acknowledges reviewing the correspondence dated March 1, 1990 from the Department of Health Services concerning the "mixing" that occurred with respect to DDT at the Project. Landlord further represents and warrants that no litigation has been brought or threatened, nor any settlements reached with any governmental or private party, concerning the actual or alleged presence of Hazardous Materials on or about the Premises, nor has Landlord received any notice of any violation, or any alleged violation of any Hazardous Materials Laws, pending claims or pending investigations with respect to the presence of Hazardous Materials on or about the Premises.

               E. Notification: Landlord and Tenant shall notify the other of the existence of any reports, recommendations or studies prepared in connection with any investigation for the presence of Hazardous Materials on or about the Premises and shall give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning any Hazardous Materials which relates to the Premises; and
(ii) any contamination of the Premises by Hazardous Materials which constitutes a violation of any Hazardous Materials Laws.

               F. Environmental Studies: Tenant shall have the right, at Tenant's expense, to conduct a baseline environmental study at the Project, including the right to bore holes and take soils samples, if Tenant so elects, provided Tenant obtains Landlord's advance written consent, which consent shall not be unreasonably withheld.

        19. INDEMNITY: As a material part of the consideration to be rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time, and Tenant will indemnify, defend and hold harmless Landlord from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises by Tenant, or from the failure of Tenant to keep the Premises in good condition and repair, as herein provided. Further, in the event Landlord is made party to any litigation due to the acts or omissions of Tenant, Tenant will indemnify and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorneys' fees incurred in defending such claims except to the extent of the negligence or willful misconduct of Landlord or its agents, employees or contractors or a breach of this Lease by Landlord. Notwithstanding anything to the contrary in this Lease, Tenant shall neither release Landlord from, nor indemnify, defend or hold harmless Landlord with respect to: (i) the negligence or willful misconduct of Landlord, or its agents, employees, tenants, contractors, subcontractors or invitees; (ii) a breach of Landlord's obligations or representations under this Lease; or (iii) any

Hazardous Material which was not released, emitted, or discharged by Tenant, its agents, employees, invitees or contractors and which is or comes to be, present on or about the Premises, or the soil or groundwater thereof, at any time. Landlord shall indemnify, defend and hold Tenant harmless from any claim, loss, expense, obligation damage or liability (including, without limitation, Tenant's costs and expenses and reasonable attorney's fees) arising from or in connection with: (i) the negligence or willful misconduct of Landlord or its employees, agents, contractors or invitees; or (ii) a breach of Landlord's obligations or representations under this Lease.

        20. ADVERTISEMENTS AND SIGNS: Tenant will not place or permit to be placed, in, upon or about the said Premises unless such signs comply with all Laws. Landlord agrees that Tenant may erect a monument sign or other signage on the exterior of the Building that Tenant deems appropriate; provided, however, that Tenant shall obtain Landlord's advance written approval of any signage visible from the exterior of the Building, which consent shall not be unreasonably withheld or delayed. Any sign so placed on the Premises shall be so placed upon the understanding and agreement that Tenant will remove the same before the expiration or promptly following any earlier termination of the Lease Term and repair any damage or injury to the Premises caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant's expense. Landlord shall cooperate with and assist Tenant in acquiring permits for the signage desired by Tenant; provided, however, that Landlord shall not be required to incur additional out-of-pocket costs in connection therewith.

        21. ATTORNEY'S FEES: In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, or in connection with any matter relating to this Lease, the losing party shall pay to the prevailing party reasonable attorneys' fees and court costs which shall be enforceable whether or not such action is prosecuted to judgment.

        22. TENANT'S DEFAULT: The occurrence of any of the following shall constitute a default under this Lease by Tenant: (a) any failure by Tenant to pay the rental or to make any other payment required to be made by Tenant hereunder, where such failure continues for ten (10) days after receipt by Tenant of written notice of Landlord's failure to receive such payment; (b) the abandonment of the Premises by Tenant; (c) failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such failure is such that the same cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;
(d) the making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days after the filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days. The notice requirements set forth herein are in lieu of and not in addition to the notices required by California Code of Civil Procedure Section 1161, provided that such notices are given in the manner required by such statute.

               A. Remedies: In the event of any such default by Tenant, then in addition to any other remedies available to Land-lord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant: (a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The term "rent", as used herein, shall be deemed to be and to mean the minimum monthly installments of rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease, all other such sums being deemed to be additional rent due hereunder. As used in (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

               B. Right to Re-enter: In the event of any default by Tenant that results in the termination of the Lease, Landlord shall also have the right to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

               C. Abandonment: In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 22.B above or shall take possession of the Premises pursuant to legal proceedings, then if Landlord does not elect to terminate this Lease as provided in Paragraph 22.A above, then the provisions of California Civil Code Section 1951.4, as amended from time to time, shall apply and Landlord may from time to time, recover all rental as it becomes due.

               D. No Termination: No re-entry or taking possession of the Premises by Landlord pursuant to 22.B or 22.C of this Article 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

        23. SURRENDER OF LEASE: The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord's ownership of the Premises. Instead, at the option of Landlord, Tenant's surrender may terminate all or any existing sublease or subtenancies, or may operate as an assignment to Landlord of any or all such subleases or subtenancies, thereby creating a direct relationship between Landlord and any subtenants.

        24. RIGHT OF FIRST OFFER TO PURCHASE:

               A. Grant of First Right: Landlord hereby grants to Tenant a right of first offer (the "Right of First Offer") to purchase the Project or any portion thereof or interest therein. If Landlord proposes to sell or otherwise transfer the Project, or any portion thereof, or interest therein, to a third party, Landlord may do so only after first offering to sell the Project, or such portion thereof or interest therein, as Landlord proposes to transfer to the third party, to Tenant on the terms and conditions set forth in this paragraph.

               B. Term: The term of this Right of First Offer shall commence on the date both parties have executed this Lease, and shall continue until the expiration or earlier termination of the Lease in accordance with its terms.

               C. Notice of Intent to Sell: Landlord shall give written notice of its intent to sell or transfer the Project or portion thereof to Tenant ("Landlord's Notice"). The Landlord's Notice shall include a current preliminary title report and the following "Basic Business Terms" upon which Landlord is willing to sell the Premises: (i) the sales price and the terms upon which such sales price is payable, (ii) the amount and terms of any seller financing, (iii) the amount and terms of any assumable third party financing,
(iv) the state of title to be transferred by Landlord, (v) the date for close of escrow, (vi) the proration of closing expenses, (vii) any Hazardous Materials indemnities to be included in the purchase and sale agreement and (viii) any other material business terms. A copy of any written offer to purchase the Project by any third party shall be attached to Landlord's Notice.

               D. Exercise of Right of First Offer: Tenant may elect to exercise its Right of First Offer by giving Landlord written notice of such election on or before the tenth (10th) day following actual receipt of Landlord's Notice.

               E. Terms of Sale: Upon Tenant's exercise of the Right of
First Offer, Landlord shall sell to Tenant the Project or portion thereof on the Basic Business Terms stated in Landlord's Notice, except the purchase price to be paid by Tenant shall be reduced by the brokerage commission contained in the offer, if any. Tenant shall purchase the Project or portion thereof substantially on the same terms and conditions stated in Landlord's Notice, including without limitation any indemnities specified therein and on such other terms as are reasonable and customary in comparable sales of comparable properties in Santa Clara County to institutional buyers of or investors in real property. The parties also shall execute a written sales agreement incorporating the Basic Business Terms (as modified pursuant to this paragraph) and such other reasonable and customary terms within twenty (20) days after the Tenant exercises its

Right of First Offer; provided, however, that the failure of the parties to execute a formal contract shall not affect Tenant's rights hereunder.

               F. Landlord's Right to Sell: If Tenant does not indicate in writing its election to exercise its Right of First Offer within the allowed time period, Landlord thereafter shall have the right to sell the portion of or interest in the Project specified in Landlord's Notice to any third party; provided (i) the sale is consummated on the same Basic Business Terms set forth in Landlord's Notice, including, without limitation, at the same purchase price and on terms no more favorable than those set forth in the Landlord's Notice; and (ii) escrow for the sale closes on or before the one hundred eightieth (180th) day following delivery of Landlord's Notice. Any sales transaction, other than a sale complying with the foregoing, shall be deemed a new determination by Landlord to sell the Project and no such sale may be consummated, unless Tenant is first offered the right to purchase the Project in accordance with the provisions of this Right of First Offer. The rights granted by this paragraph 24 shall not apply to any exercise of private power of sale, judicial foreclosure, deed in lieu of foreclosure or other proceedings to enforce a mortgage or deed of trust encumbering the Project.

        25. LANDLORD'S DEFAULT: In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days or such longer time as may be reasonably required by Landlord to cure said failure in the exercise of reasonable diligence provided Landlord commences the cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion prior to pursuing its remedies on account of such default. If Landlord so fails to perform its obligations under this Lease, then, in addition to its other rights and remedies, Tenant shall have the right to cure Landlord's default and (i) to recover from Landlord the cost of the cure together with interest thereon at the prime rate charged by Union Bank, main San Francisco branch, plus two percent (2%) per annum from the date of the expenditure until the date of the repayment; or (ii) for the period during which Landlord or any other individual or entity affiliated or related to Landlord owns the Project or any portion thereof or interest therein, to deduct the cost of cure together with interest thereon at the prime rate charged by Union Bank, main San Francisco branch, plus two percent (2%) per annum from the date of the expenditure from the sums otherwise payable by Tenant hereunder. Even if the foregoing entities or individuals do not have an interest in the Project, Tenant shall, in addition to Tenant's other rights or remedies, have the right to deduct the cost of cure together with interest thereon at the above-stated rate, provided that the total amount of such deduction shall not exceed One Hundred Eleven Thousand Seven Hundred Dollars ($111,700.00).

        26. NOTICES: All notices required or permitted to be given by this Lease shall be in writing and shall be personally delivered or delivered by reputable commercial overnight courier to the parties at the following addresses, or such other addresses as the parties shall designate by three (3) days' prior written notice to the other party:

               If to Tenant:

                      Pyramid Technology Corporation
                      1295 Charleston Road, P.O. Box 7295
                      Mountain View, CA 94039
                      Attn:  Kent Robertson
                             Chief Financial Officer

               With a copy to:

                      Pyramid Technology Corporation
                      1295 Charleston Road, P.O. Box 7295
                      Mountain View, CA  94039
                      Attn:  General Counsel

               With a further copy to:

                      Wilson, Sonsini, Goodrich & Rosati
                      Two Palo Alto Square, Suite 900
                      Palo Alto, CA 95306
                      Attn:  Debra Summers

               If to Landlord:

                      Sobrato Interests II
                      c/o Sobrato Development Companies
                      10600 North De Anza Blvd. Suite 200
                      Cupertino, CA 95014
                      Attn:  John Michael Sobrato, Jr.

Notices given by personal delivery shall be deemed effective upon signed acknowledgment of receipt or, if delivered by courier, one (1) day after deposit with the courier.

        27. ENTRY BY LANDLORD: Upon twenty-four (24) hours advance written notice (except in the event of any emergency) and provided that Landlord does not unreasonably interfere with Tenant's use of the Premises, Tenant shall permit Landlord and its agents to enter upon said Premises at all reasonable times subject to any security or safety regulations of Tenant for the purpose of inspecting the same or for the purpose of maintaining the Premises or for the purpose of making repairs or alterations of the Premises as may be required to fulfill Landlord's obligations hereunder, without any rebate of rent or without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; and Tenant shall permit Landlord and his agents, at any time within one hundred twenty (120) days prior to the expiration of this Lease, to: (i) place upon said Premises any "For Sale" or "For Lease" signs provided Landlord obtains Tenant's advance consent of the design and location of such signs, which consent by Tenant shall not be unreasonably withheld or delayed; and (ii) exhibit the Premises to prospective tenants at reasonable hours upon reasonable prior notice.

        28. DESTRUCTION OF PREMISES:

               A. Obligation to Restore: In the event of damage or destruction to the Building or Premises or any portion thereof by any casualty during the Lease Term, Landlord shall forthwith repair the same to the condition the Building or Premises was in immediately before the destruction, provided such casualty is of a type required to be insured against by Landlord under the terms of this Lease or actually insured against by Landlord (herein collectively referred to as an "Insured Casualty"). In the event of damage or destruction of the Premises by a casualty of a type which is not required to be insured against by Landlord under this Lease, and which is not actually insured against by Landlord (herein referred to as an "Uninsured Casualty"), Landlord shall restore the Premises to the same condition as they were in immediately before such destruction and this Lease shall not terminate; provided, that if in the case of such Uninsured Casualty the cost of restoration exceeds ten percent (10%) of the then replacement value of the Building, Landlord may elect to terminate this Lease by giving written notice to Tenant within fifteen (15) days after determining the replacement value and furnishing reasonable evidence thereof to Tenant. If Landlord so elects to terminate this Lease, Tenant, within fifteen
(15) days after receiving Landlord's notice to terminate, can elect to pay to Landlord at the time Tenant notifies Landlord of its election, the difference between ten percent (10%) of the replacement cost of the Premises and the actual cost of restoration, in which case Landlord shall restore the Premises and this Lease shall not terminate. If Landlord so elects to terminate this Lease and Tenant does not elect to contribute the cost of restoration as provided herein, this Lease shall terminate. In all events Landlord shall not be required to restore Tenant's Alterations or replace Tenant's fixtures or personal property. Tenant shall be entitled to a proportionate reduction of rent during the period of damage and restoration, such proportionate reduction to be based upon the extent to which the damage and making of repairs shall interfere with Tenant's use of the Premises.

               B. Tenant's Right to Terminate: In the event of damage or destruction either to the Premises or to any Other Space within the Project leased by Tenant from Landlord, Landlord shall furnish to Tenant a good faith written estimate from Landlord's architect or construction consultant of the time period needed to restore the Premises or Other Space, as the case may be, within thirty (30) days after the date of the damage or destruction in question. If such estimate indicates that the repair or restoration of the Premises or Other Space, as the case may be, cannot be made within three hundred sixty-five
(365) days after the date of damage or destruction, Tenant may, at its option, terminate this Lease and, at Tenant's election, any Other Lease between Landlord or Tenant by giving written notice to Landlord of such election within thirty
(30) days after receipt of Landlord's estimate. Tenant shall also have the right to terminate this Lease and, at Tenant's election, any Other Lease if the actual restoration of the Premises or Other Space, as the case may be, is not effectuated within three hundred sixty-five (365) days after the date of the casualty. Further, Tenant shall have the right to terminate this Lease if the Building is damaged by any peril within twelve (12) months of the last day of the Lease Term to such an extent that more than thirty percent (30%) of the floor area of the Building is rendered unusable by Tenant for a period of more than sixty (60) days. The provision of
Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Tenant to the extent inconsistent with the provisions of this Lease.

        29. ASSIGNMENT OR SUBLEASE:

               A. Permitted Transfers: Tenant may, without Landlord's prior written consent and without any participation by Landlord in assignment or subletting proceeds, sublet the Premises or assign the Lease to the following (herein called "Permitted Transferees"): (i) a subsidiary, affiliate, division or corporation controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, or non-bankruptcy reorganization; or (iii) a purchaser of substantially all of Tenant's assets located in the Premises. For the purpose of this Lease, sale of Tenant's capital stock shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises.

               B. Consent by Landlord: In the event Tenant desires to assign this Lease or any interest therein including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part thereof except as set forth above with respect to Permitted Transferees, Tenant shall deliver to Landlord copies of the proposed assignment or sublease, the financial statements of the assignee or subtenant, and any additional information as reasonably required by Landlord. Landlord shall then have a period of ten (10) days following receipt of such notice within which to notify Tenant in writing that Landlord elects (i) to permit Tenant to assign or sublet such space to the named assignee/subtenant; or (ii) to refuse consent, provided Landlord shall not unreasonably refuse such consent. If Landlord should fail to notify Tenant in writing of such election within said ten (10) day period, Landlord shall be deemed to have elected option (i) above. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Landlord's consent to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon the following conditions:

                      A. The proposed uses shall not violate Laws;

                      B. The proposed assignee or subtenant has sufficient financial worth to undertake the responsibility involved under the assignment or sublease, and Landlord has been furnished with reasonable proof thereof; and

                      C. Any proposed assignment shall be in form reasonably satisfactory to Landlord.

               C. Assignment or Subletting Consideration: Any rent actually received by Tenant under any such sublease or assignment in excess of the rent payable hereunder, after deducting the unamortized cost of the Interior Improvements paid by Tenant and Alterations installed at Tenant's expense, and subletting and assignment costs incurred by Tenant in connection with the assignment or sublease (including, without limitation, attorneys' fees, brokerage commissions, and remodeling costs), any vacancy costs incurred by Tenant, and Tenant's costs in performing under such assignment or sublease, shall be paid by Tenant fifty percent (50%) to Landlord. Tenant's obligation to pay such consideration shall constitute an obligation for additional rent hereunder.

               D. No Release: Any assignment except to Permitted Transferees shall be made only if and shall not be effective until the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent or additional rent by Landlord from any subtenant or assignee, Tenant shall and will remain fully liable for the payment of the rent and additional rent due, and to become due hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant shall further indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by any real estate brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

               E. Effect of Default: In the event of Tenant's default, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease and Landlord may collect such rents as Tenant's attorney-in-fact, except that Tenant may collect and retain such rents unless a default occurs as described in Paragraph 22 above. The termination of this Lease due to Tenant's default shall not automatically terminate any assignment or sublease then in existence. At the election of Landlord, the assignee or subtenant shall attorn to Landlord and Landlord shall undertake the obligations of the Tenant under the sublease or assignment; provided the Landlord shall not be liable for prepaid rent, security deposits or other defaults of the Tenant to the subtenant or assignee.

        30. CONDEMNATION: If any part of the Premises, Other Space leased by Tenant from Landlord, or the Project shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that Tenant shall be required to pay for the remainder of the Lease Term only such portion of such rent as the value of the part of the Premises remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Tenant shall have the option to terminate this Lease and, at Tenant's election, any Other Lease as of the date when title to the part so taken vests in the condemnor or purchaser if the taking or condemnation of the Premises, Other Space or Project is such that the remaining space or Project unaffected by the condemnation or taking is not reasonably suitable for Tenant's continued use or the conduct of Tenant's business. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Landlord and the Tenant shall have no claim thereto; provided, however, that nothing contained herein shall be deemed to waive or release Tenant's interest in any award for (i) loss of or damage to Tenant's trade fixtures, Alterations, or personal property; (ii) interruption of Tenant's business; (iii) Tenant's loss of goodwill; (iv) Tenant's moving cost; (v) Tenant's interest in any Interior Improvements; (vi) or any separate award made to Tenant for whatever purpose. In the event that this Lease is not terminated by reason of the condemnation, Landlord at its expense shall repair any damage to the Premises caused by such condemnation. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 to the extent inconsistent with the provisions of this Lease.

        31. EFFECTS OF CONVEYANCE: The term "Landlord" as used in this Lease, means only the owner for the time being of the Premises, so that, in the event of any sale of the Premises, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder accruing after the date of the conveyance. Notwithstanding the foregoing, Landlord shall not be relieved of its obligations under this Lease, unless and until Landlord transfers the cash security deposit or original letter of credit to its successor and the successor assumes in writing the obligations of Landlord accruing on and after the effective date of the transfer. Furthermore, Landlord shall not be relieved of its obligations hereunder accruing after the date of the transfer unless the assignee or successor in question has the requisite net worth to perform the obligations of Landlord hereunder, and Landlord furnishes reasonable evidence thereof to Tenant.

        32. SUBORDINATION:

               A. Subordination to Future Obligations: If Landlord notifies Tenant in writing, this Lease shall be subordinate to any ground Lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Tenant agrees to promptly execute any reasonable documents which may be required to effectuate such subordination. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises and other rights shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease. Notwithstanding anything to the contrary in the Lease, subordination of Tenant's leasehold interest to a mortgage, deed of trust, ground lease or instrument of security, and Tenant's attornment to any party is conditioned upon (i) Tenant's concurrent receipt from the lender or ground lessor in question of an express written agreement in form reasonably satisfactory to Tenant providing for recognition of all of the terms and conditions of this Lease and providing for continuation of this Lease upon foreclosure of the deed of trust, mortgage or security interest or termination of the ground lease; and (ii) the written agreement by such successor to perform all of the obligations to be performed by Landlord under the Lease on and after the date of the foreclosure or termination.

               B. Existing Obligations: Landlord represents and warrants that the Project is not encumbered by a mortgage, deed of trust or ground lease as of the date of both parties' execution of this Lease, except for a certain loan in favor of Union Bank ("Union"). As a condition precedent to Tenant's obligations under this lease or any Other Lease, Landlord shall furnish to Tenant within fourteen (14) days of the date of both parties' execution of this Lease with a written agreement in form satisfactory to Tenant providing for: (i) recognition by Union of all of the terms and conditions of this Lease and any Other Lease; and (ii) continuation of this Lease and any Other Lease upon foreclosure of Union's security interest in the Project.

        33. WAIVER: The waiver by Landlord or Tenant of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

        34. HOLDING OVER: Tenant shall have the right to hold ever under the terms of this Lease for a period of up to eighteen (18) months by providing Landlord written notice ("Holdover Notice") at least one hundred twenty (120) days prior to the expiration of the Lease Term or extension thereof. Included in the Notice shall be Tenant's determination of the holdover term required up to eighteen (18) months. Rent during this period shall be at fair market rent as defined in paragraph 38 below. Any holding over beyond the period elected in the Notice, or after the Lease Term expires if no such Holdover Notice is given, shall be construed to be a holdover tenancy and Tenant shall pay rent to Landlord at a rate equal to one hundred twenty-five percent (125%) (prorated on a daily basis) of the fair market rent as determined in accordance with paragraph 38 for such period and shall otherwise be on the terms and conditions herein specified. Furthermore, no holding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercise of any such option as required hereunder. In establishing "fair market rent" for purposes hereof, the parties (and the appraisers, if applicable) shall take into account that Landlord shall not incur brokerage commissions, vacancy costs, and costs for the installation of new interior improvements (including recarpeting and repaving).

        35. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

        36. ESTOPPEL CERTIFICATES: Each party shall at any time during the Lease Term, upon not less than ten (10) business days prior written notice from the other, execute and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to the party's knowledge, any uncured defaults on the part of the other party hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or a purchaser of Tenant's assets or leasehold interest. Landlord's or Tenant's failure to deliver such statement within such time shall be conclusive upon the party not providing the statement that: (a) this Lease is in full force and effect, without modification except as may be represented by the requesting party; (b) there are not uncured defaults in the requesting party's performance.

        37. OPTION TO EXTEND: Tenant shall have the option and right to extend the term of this Lease for three (3) separate additional and consecutive option periods of five (5) years each (each such period being referred to as the "Renewal Term") commencing with rent at ninety percent (90%) of the fair market monthly rent only under the following conditions precedent: (i) that no material event of default exists on the date of Tenant's exercise (i.e., Tenant has failed to remedy any material breach in its performance within the time periods set forth in paragraph 22); and (ii) Tenant has delivered written notice to Landlord not less than one hundred and twenty (120) days prior to the expiration of the then existing term of the Lease of Tenant's intention to extend the term of the Lease. Tenant may exercise its option as to the premises whether or not Tenant elects to exercise Tenant's option with respect to any Other Space. The parties acknowledge that they have agreed to so set the rent at ninety percent (90%) of the then fair market monthly rent for the premises in recognition of and in consideration for, the fact that Landlord shall not incur brokerage commissions, vacancy costs, and costs for the installation of new tenant improvements (including recarpeting and repainting), along with other savings, if Tenant elects to extend the term of this Lease, and that such discount of the full fair market rent is a reasonable estimate of the savings to be so realized by Landlord.

        38. APPRAISAL: If the parties are unable to agree upon the fair market monthly rent for the Premises for the Renewal Term in question at least ninety
(90) days prior to the commencement of such Renewal Term, then the fair market monthly rent shall be determined by appraisal conducted pursuant to this paragraph 38. In the event it becomes necessary to determine by appraisal the fair market rent for the Premises for the purpose of establishing the monthly rent pursuant to paragraph 38 or for purposes of any other provision of this Lease, then such fair market monthly rent shall be determined by three (3) real estate appraisers, all of whom shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising commercial and industrial real property located in Santa Clara County, California, in accordance with the following procedures:

               A. The party demanding an appraisal (the "Notifying Party") shall notify the other party (the "Non-Notifying Party") thereof by delivering a written demand for appraisal, which demand, to be effective, must give the name, address and qualifications of an appraiser selected by the Notifying Party. Within ten (10) days of receipt of said demand, the Non-Notifying Party shall select its appraiser and notify the Notifying Party, in writing, of the name, address and qualifications of an appraiser selected by it. Failure by the Non-Notifying Party to select a qualified appraiser within said ten (10) day period shall be deemed a waiver of its right to select a second appraiser on its own behalf and the Notifying Party shall select a second appraiser on behalf of the Non-Notifying Party within five (5) days after the expiration of said ten
(10) day period. Within ten (10) days from the date the second appraiser shall have been appointed, the two (2) appraisers so selected shall appoint a third appraiser. In the event the two appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then Presiding

Judge of the Superior Court of the State of California for the County of Santa Clara or the head of the most local chapter of the American Institute of Real Estate Appraisers.

               B. The three (3) appraisers so selected shall meet in Santa Clara County, California, not later than twenty (20) days following the selection of the third appraiser. At said meeting the appraisers so selected shall attempt to determine the fair market monthly rent of the Premises for the Renewal Term in question.

               C. If the appraisers so selected are unable to complete their determinations in one meeting, they may continue to consult at such times as they deem necessary for a fifteen (15) day period from the date of the first meeting, in an attempt to have at least two (2) of them agree. If at the initial meeting or at any time during said fifteen (15) day period two (2) or more of the appraisers so selected agree on the fair market rent for the Premises, such agreement shall be determinative and binding on the parties hereto, and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement.

               D. In the event two (2) or more appraisers do not so agree within said fifteen (15) day period, then each appraiser shall, within five (5) days after the expiration of said fifteen (15) day period, submit his or her independent appraisal in simple letter form to Landlord and Tenant stating his or her determination of the fair market rent for the Premises for the Renewal Term in question. The parties shall then determine the fair market rent for the Premises by determining the average of the fair market rent set by each of the appraisers; provided, however, that (i) if the lowest appraisal is less than eighty-five percent (85%) of the middle appraisal, then such lowest appraisal shall be disregarded; and/or (ii) if the highest appraisal is greater than one hundred fifteen percent (115%) of the middle appraisal, then such highest appraisal shall be disregarded. If any appraisal is so disregarded, then the average shall be determined by computing the average set by the other appraisals that have not been disregarded.

               E. Each party shall bear the fees and expenses of the appraiser selected by or for it, and the fees and expenses of the third appraiser (or the joint appraiser if one joint appraiser is used) shall be borne fifty percent (50%) by Landlord and fifty percent (50%) by Tenant.

               F. Any determination of fair market rent of the Premises made pursuant to any provision of this Lease, whether by agreement of the parties or by appraisal pursuant to this paragraph, shall be based upon the following: (i) that the Premises would be leased for five (5) years on the same terms as contained in this Lease, particularly with regard to Tenant's obligation to pay additional rent and its obligation to repair and maintain; (ii) the condition, size, age and location of the Premises; and (iii) the fair market rent for the Premises shall not include any part of the rental value added to the Premises as a consequence of construction of Alterations or improvements made by Tenant or at Tenant's expense.

               G. Tenant shall have the right to rescind its exercise of the option if it does not approve in writing the fair market rent determined by appraisal, but in such case, Tenant shall pay the costs of the appraisals. In the event Tenant rescinds its exercise of the option, the Lease shall be automatically extended for a period of one hundred twenty (120) days from the date of

Tenant's written rescission at the rent then payable under this Lease until the expiration of the Lease Term or Renewal Term in question, and thereafter at the rate established by appraisal until the end of the one hundred twenty (120) day period.

        39. COMMON AREA COSTS AND PARKING:

               A. Initial Occupancy: Landlord shall, subject to reimbursement by Tenant as provided in Section 39(E) below, maintain in good condition and repair all areas outside of the Building, except for any landscaping located immediately adjacent to the Building, until Tenant occupies all of the buildings in the Project.

               B. Subdivision: Promptly following Landlord and Tenant's execution of this Lease, Landlord shall commence and use its best efforts to effectuate a subdivision of the Project into three legal parcels complying with the Subdivision Map Act and all Laws. Landlord shall obtain Tenant's advance written approval of the boundaries of the proposed parcels and all material aspects of the subdivision. Landlord shall pay all costs arising out of or in connection with the subdivision. Furthermore, if Landlord becomes legally required to subdivide the Project at any time during the Lease Term (for example, if such subdivision is required by Law if the Project becomes a multi-tenant Project), Landlord shall at its sole cost effectuate such subdivision with Tenant's advance approval as indicated above.

               C. Common Area Costs: The parties acknowledge that if at any time during the Lease Term Tenant no longer leases all of the buildings in the Project, there will need to be an adjustment in the maintenance responsibilities of the parties and a provision for the payment of costs pertaining to the maintenance of those areas within the Project that are not designed for the exclusive use of Tenant or other tenants such as the parking areas, sidewalks, and landscaped areas (hereinafter "Common Area").

               D. Maintenance: If Tenant ceases to occupy all of the buildings of the Project, Landlord shall be required to maintain the Common Area and every part thereof in good and sanitary order, condition and repair. Further, Landlord shall furnish utilities to such Common Areas.

               E. Payment of Common Area Costs: Tenant shall pay its "Proportionate Share" of "Common Area Costs" as defined herein, within thirty
(30) days of written invoice from Landlord documenting such Common Area Costs. Landlord shall not bill Tenant for such Common Area Costs more frequently than once every three (3) months. For purposes hereof, the term "Common Area Costs" shall mean the following:

                      (1) Service charges incurred by Landlord in furnishing water and electricity to the Common Area; and

                      (2) The reasonable costs incurred by Landlord for routine maintenance and repair of the Common Area, such as the reasonable costs paid by Landlord to third party contractors for the routine maintenance of the sidewalks, parking areas, driveways and landscaping.

               F. Proportionate Share: Tenant's "Proportionate Share" of
Common Area Costs shall be computed by multiplying the total Common Area Costs by a fraction, the numerator of which is the square footage of the Building and the denominator of which is the total square footage of all of the buildings in the Project.

               G. Proration: It is understood and agreed that Tenant's obligation to share in Common Area Costs shall be adjusted to reflect the commencement and termination dates of the Lease Term.

               H. Parking: In the event Tenant does not occupy all of the Project, Tenant shall be entitled to the non-exclusive use of a minimum number of number of parking spaces equal to Tenant's Proportionate Share of all parking spaces in the Project. Landlord agrees that in no event shall Landlord (i) allocate exclusive parking spaces to any other tenant or occupant; (ii) oversubscribe parking; or (iii) allocate to any other tenant or occupant more than its proportionate share (based on the square footage occupied) of available Project parking.

        40. QUIET ENJOYMENT: Tenant shall quietly have and hold the Premises for the term and any extensions thereof subject to the provisions of this Lease without interference by Landlord or any party claiming by or through Landlord.

        41. BROKERS/PREVIOUS DEALINGS: Landlord shall pay any commission due to any broker, agent or finder claiming a fee or commission in connection with this transaction without reimbursement by Tenant. Landlord shall indemnify, defend, and hold Tenant harmless against any claim, cost, expense, liability, damage or cause of action (including, without limitation, attorneys' fees and costs) in connection with any claim or assertion by Coldwell Banker Commercial or any party claiming through Coldwell Banker in connection with this Lease or any Other Lease between Landlord or Tenant.

        42. AUTHORITY OF PARTIES:

               A. Authority of Tenant: This Lease and any Other Lease is conditioned upon approval and ratification of this Lease and the Other Leases by Tenant's Board of Directors pursuant to a duly adopted resolution of such Board of Directors. If such approval pursuant to such resolution is not obtained on or before May 25, 1990, this Lease and any Other Lease shall be of no force or effect.

               B. Landlord's Authority: The individual(s) executing this Lease on Landlord's behalf represent and warrant that they have the requisite authority to sign this Lease and that this Lease is binding on Landlord.

        43. MISCELLANEOUS PROVISIONS:

               A. Rights and Remedies: All rights and remedies hereunder are cumulative and not alternatives to the extent permitted by law and are in addition to all other rights and remedies in law and in equity.

               B. Severability: If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

               C. Choice of Law: This Lease shall be governed by and construed in accordance with California law.

               D. Interest: All sums due hereunder, including rent and additional rent, if not paid within ten (10) days after written notice of the delinquency, shall bear interest at the prime rate charged by Union Bank, main San Francisco branch, plus two percent (2%) per annum from time to time or, if lower, at the maximum rate permitted under California law accruing from the date due until the date paid.

               E. Time: Time is of the essence hereunder.

               F. Headings: The headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

               G. Performance by Landlord: If Tenant defaults in its performance of any obligation required under this Lease after expiration of any applicable cure period, Landlord, in its sole discretion, may, without further notice, perform such obligation, in which event Tenant shall pay Landlord as additional rent all reasonable sums paid by Landlord in connection with such substitute performance within ten (10) days following Landlord's written notice for such payment.

               H. Representations: Tenant acknowledges that, except as set forth herein, neither Landlord or its affiliates or agents have made any agreements, representations, warranties or promises with respect to the Premises.

               I. Rent: All monetary sums due from Tenant to Landlord under this Lease shall be deemed to be rent.

               J. Interference: If the Premises or any Other Space leased by Tenant from Landlord should become unsuitable for Tenant's use as a consequence of the presence of any Hazardous Material which does not result from Tenant's use, storage or disposal of such material in violation of applicable Law or by consequence of legal restrictions preventing Tenant's use of the Premises for manufacturing and assembly ("Interfering Event"), which, in the case of the foregoing Interfering Events persists for thirty (30) continuous business days, then Tenant shall be entitled to an abatement of rent to the extent of the interference with Tenant's use of the Premises or Other Space occasioned thereby from the date of the Interfering Event, and, if such interference cannot be corrected or the damage resulting therefrom repaired so that the Premises or any Other Space leased by Tenant from Landlord will be reasonably suitable for Tenant's intended use within one hundred eighty (180) days following the occurrence of the Interfering Event, then Tenant shall be entitled to terminate this Lease and, at Tenant's election, any Other Lease by delivery of written notice to Landlord at any time after occurrence of the Interfering Event.

               K. Approvals: Whenever the Lease requires an approval, consent, designation, determination or judgment by either Landlord or Tenant, such approval, consent, designation, determination or judgment (including, without limiting the generality of the foregoing, those required in connection with assignment and subletting) shall not be unreasonably withheld or delayed and in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

               L. Reasonable Expenditures: Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

               M. Exhibits: All exhibits are incorporated herein by reference.

               N. Light and View: Landlord shall not construct any structure or improvement or do any other act that will impede Tenant's light, air or view.

               O. Memorandum of Lease: At Tenant's option, a memorandum of this Lease shall be recorded in a form acceptable to Tenant in the Official Records of Santa Clara County, California. Landlord agrees to execute such memorandum.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the date set forth below.

LANDLORD:                                         TENANT:
John Michael Sobrato, or his Successor Trustee    PYRAMID TECHNOLOGY CORPORATION, a Delaware
Under Revocable Trust Agreement dated April 28,   corporation
1989, as amended, FBO Ann Sobtato:

                                                  By:
                                                       --------------------------------------
                                                  Its:
                                                        -------------------------------------
By:
     ----------------------------------------
                                                  Date:
                                                        -------------------------------------
Its:
     ----------------------------------------

Date:
     ----------------------------------------

John A. Sobrato, Trustee Under Trust Agreement
Dated August 29, 1979

By:
     ----------------------------------------

Its
     ----------------------------------------

Date:
     ----------------------------------------

SOBRATO INTERESTS II,
 California general partnership

By:
     ----------------------------------------
Its: Managing General Partner

Date:
     ----------------------------------------

                                    EXHIBIT B

                         CONSTRUCTION ADDENDUM TO LEASE

                              (101,552 Square Feet)
                                    (Phase I)
                              (Rotunda Building 3)

        THIS CONSTRUCTION ADDENDUM TO LEASE ("Addendum") is dated for reference purposes only as May 6th, 1990 and is made by and between JOHN SOBRATO, Trustee Under Trust Agreement dated August 29, 1979, as Amended, SOBRATO INTERESTS II, a California general partnership, and JOHN MICHAEL SOBRATO, or his Successors, Trustee Under Revocable Trust Agreement dated April 28, 1989, as Amended, FBO Ann Sobrato (collectively, "Landlord"), and PYRAMID TECHNOLOGY CORPORATION, a Delaware corporation ("Tenant"), and is made a part of that certain Lease Agreement ("Lease") of even date herewith between Landlord and Tenant affecting certain real property to be improved with a building of approximately 101,552 square feet and land and improvements associated therewith, in the City of San Jose, County of Santa Clara, State of California. The following provisions are hereby added to the Lease:

        1. DEFINITIONS: Throughout this Addendum, the following terms shall have the following meanings:

               A. Shell Architect: The term "Shell Architect" shall mean Kenneth Rodrigues and Associates.

               B. Building: The term "Building" shall mean the Building Shell and the Interior Improvements.

               C. Building Plans: The term "Building Plans" shall mean the
Final Building Shell Plans and Final Interior Improvement Plans, as the same may be modified from time to time by change orders issued and approved by the parties in accordance with this Addendum.

               D. Building Shell: The term "Building Shell" shall mean (i) a one story tilt-up building containing approximately one hundred one thousand five hundred fifty-two (101,552) square feet of floor space (measured from the exterior of the exterior walls, doors and windows and including one-half of the covered loading docks) which shall be constructed by Landlord for Tenant in the location and configuration shown on the Final Building Shell Plans; (ii) all parking areas, driveways, sidewalks, utility installations, exterior lighting, decorative water facilities, irrigation systems, landscaping, and other outside area improvements specified on the Building Plans; (iii) all other on-site and off-site improvements required by any governmental agency as a condition of its issuance of any approval for construction of the Building Shell or the Interior Improvements; and (iv) those items, changes and improvements set forth in
Schedule 1 attached hereto and incorporated herein by this reference.

               E. Business Days: The term "Business Days" shall mean Monday through Friday, excluding legal holidays.

               F. Final Building Shell Plans: The term "Final Building Shell Plans" shall mean those certain plans, specifications, and working drawings for the Building Shell for Rotunda Building 3 prepared by Shell Architect dated June 1, 1989 (as revised November 6, 1989), and approved by the parties, as supplemented and modified by: (i) those certain items, changes, and improvements described in Schedule 1; and (ii) change orders approved by the parties pursuant to the terms hereof.

               G. Final Interior Improvement Plans: The term "Final Interior Improvement Plans" shall mean those plans, specifications, and working drawings for the Interior Improvements prepared and approved by the parties in accordance with this Addendum.

               H. Interior Improvements: The term "Interior Improvements" shall mean all partitions, windows, walls, wall coverings, HVAC equipment, lighting, ceilings, utility fixtures, and other improvements and fixtures, installed in the Building Shell to the extent that such improvements and fixtures are specified on the Final Interior Improvement Plans. The Interior Improvements shall not include the cost of Tenant's environmental chambers.

               I. Interior Improvement Allowance: The term "Interior Improvement Allowance" shall mean Three Million Seven Hundred Fifty-Seven Thousand Four Hundred Twenty-Four Dollars ($3,757,424.00), or Thirty-Seven Dollars ($37.00) per square foot, which Landlord must contribute for construction of Interior Improvements.

               J. Additional Interior Improvement Allowance: The term "Additional Interior Improvement Allowance" shall mean that product obtained by multiplying Seven Dollars ($7.00) by the aggregate square footage of the other buildings leased by Tenant from Landlord in the Project. It is currently anticipated that such aggregate square footage shall be One Hundred Seventy-Nine Thousand Two Hundred Thirty-Two (179,232) (or Eighty-Nine Thousand Six Hundred Sixteen (89,616) square feet per building) so that the anticipated Additional Interior Improvement Allowance shall be One Million Two Hundred Fifty-Four Thousand Six Hundred Twenty-Four Dollars ($1,254,624.00). At Tenant's election, Landlord shall contribute all or any portion of the Additional Interior Improvement Allowance for the payment of Interior Improvement Costs. If Landlord contributes all or any portion of such Additional Interior Improvement Allowance, this will deplete the available interior improvement allowance for such other buildings.

               K. Interior Improvement Architect: The term "Interior
Improvement Architect" shall mean the architect selected by Tenant pursuant to paragraph 2.B hereof. Tenant currently anticipates that the Interior Improvement Architect shall be CAS Architects, and Landlord hereby approves such Architect.

               L. Interior Improvement Costs: The term "Interior Improvement Costs" shall mean the lesser of (a) the Interior Improvement Cost Estimate, or
(b) the sum of the following: (i) payments to third party contractors, subcontractors and materialman for the construction of the Interior Improvements; (ii) reasonable fees paid to architects, engineers and other construction professionals (other than employees of Landlord or of entities in any way affiliated with Landlord) for services required in connection with the design and construction of the Interior Improvements; (iii) fees paid by Tenant to architects, space planners, designers, inspectors and other construction professionals; (iv) utility connection charges incurred by Tenant; (V) permit and license fees paid by Tenant for use and occupancy permits required for Tenant to occupy the Premises; (vi) the amounts paid to governmental authorities or agencies for inspections and issuance of building permits and approvals for the Interior Improvements (but not that portion of such amounts applicable to, or based on the value of, the Building Shell); and
(vii) a development fee (in lieu of any general conditions, overhead, profit or other fee) equal to seven percent (7%) of Interior Improvement Costs (excluding any such cost that Tenant elects to pay directly and as to hard costs, any item for which Tenant pays directly and Landlord does not handle the construction thereof). In no event shall Interior Improvement Costs include (herein "Excluded Costs"): (i) charges and expenses for changes to the Building Plans which have not been approved by Tenant in writing; (ii) wages, labor and overhead for overtime and premium tine unless approved by Tenant in writing in Tenant's discretion; (iii) additional costs and expenses incurred by Landlord on account of any contractor's or subcontractor's default or construction defects; (iv) interest and fees for construction financing; (v) off-site management or other general overhead costs incurred by Landlord; (vi) bond premiums; (vii) costs for which Landlord has a right of reimbursement from others (including, without limitation, insurers and warrantors); (viii) the cost of bringing the Building Shell and surrounding lot into compliance with applicable building codes, environmental laws, or other statutes, laws, rules and regulations; (ix) costs of management, design and all other services provided by employees or affiliates of Landlord and the cost of any administration, profit and overhead for Landlord or any of its employees or affiliates in excess of the developer's fee mentioned above; (x) costs incurred as a result of delays caused by the acts or omissions of Landlord or its employees, agents, contractors or subcontractors; (xi) any expense or cost which is not required to be incurred in order to complete construction of the Interior Improvements; (xii) any costs associated with the design or construction of the Building Shell; (xiii) any cost associated with a casualty or Act of God. All of the foregoing "Excluded Costs" shall be the sole obligation of Landlord.

               M. Interior Improvement Cost Estimate: The term "Interior Improvement Cost Estimate" shall mean the total estimated cost of constructing the Interior Improvements prepared and approved by Landlord and Tenant in accordance with this Addendum, as modified by change orders issued in accordance with this Addendum. The Interior Improvement Cost Estimate may contain a contingency reserve of three percent (3%) of the Interior Improvement Costs. If such contingency reserve is not used by Landlord to pay costs incurred by Landlord due to unforeseen conditions pertaining to the construction of the Interior Improvements, such contingency reserve shall not be a part of Interior Improvement Costs.

               N. Preliminary Interior Improvement Plans: The term "Preliminary Interior Improvement Plans" shall mean those plans and specifications for the Interior Improvements prepared and approved by the parties in accordance with this Addendum.

               0. Substantial Completion: The term "Substantial Completion" shall mean that (i) all necessary governmental approvals for occupancy of the Building have been obtained (including, if applicable, a Certificate of Occupancy); (ii) the Premises fully meet the Building Plans approved by Tenant;
(iii) the Premises are in a "broom clean" finish condition; (iv) all utilities be supplied to the Premises are hooked up and available for use by Tenant; (v) Tenant has had thirty (30) days to install its trade fixtures in the Building pursuant to paragraph 6 below; (vi) the Shell Architect and the Interior Improvement Architect have certified that the Premises have been completed in accordance with the Building Plans; (vii) all incomplete or defective construction which interferes with Tenant's use of the Premises has been remedied and repaired, subject only to the completion of minor "punch list" items not interfering with Tenant's use of the Premises; and (viii) Landlord has offered to deliver possession of the Premises to Tenant.

        2. PLANS:

               A. Preliminary Plans For Interior Improvements: On or before
July 25, 1990, Tenant shall attempt to cause to be prepared and delivered to Landlord a preliminary space plan for the Interior Improvements for Landlord's approval, which approval shall not be unreasonably withheld. If Landlord fails to approve or disapprove the proposed space plan within seven (7) days following delivery of the proposed plan to Landlord, the space plan proposed by Tenant shall be deemed to be the approved Preliminary Interior Improvement Plans for the purposes of this Addendum. If Landlord disapproves the proposed space plan in any respect, it shall deliver to Tenant its written proposal for required changes and the parties shall negotiate in good faith to reach agreement on the Preliminary Interior Improvement Plans. At Tenant's request, Landlord shall confer with Tenant to obtain a preliminary cost estimate based upon the Preliminary Interior Improvement Plans. Tenant shall have no obligation to submit a preliminary space plan to Landlord, and if Tenant so elects, Tenant may eliminate such intermediate procedure and proceed with the preparation of final plans and specifications and working drawings in accordance with the procedures set forth below.

               B. Final Interior Improvement Plans and Cost Estimate: On the later of (i) that date that is fourteen (14) days after approval by both parties of the Preliminary Interior Improvement Plans if Tenant elects to submit a preliminary space plan to Landlord, or (ii) August 15, 1990, Tenant shall cause the Interior Improvement Architect selected by Tenant and approved by Landlord to prepare and deliver to Landlord proposed final plans, specifications and working drawings for the Interior Improvements. Landlord shall submit any reasonable objections to the proposed final plans, specifications and working drawings to Tenant in writing within seven (7) days after Landlord's receipt of same and shall submit a proposed Interior Improvement Cost Estimate for the Interior Improvements shown on the proposed final plans, specifications and working drawings, as amended by the changes reasonably made by Landlord. If Tenant disapproves the cost estimate or the proposed final plans with Landlord's modifications in any respect, then within seven (7) days following receipt of the proposed final plans and cost estimate, Tenant may deliver to Landlord its written proposal for the changes necessary, in Tenant's opinion, to satisfy Tenant's objections or to reduce costs. If Tenant fails to approve or disapprove the final plans within the allowed time period, the final plans proposed by Tenant, with Landlord's reasonable modifications, shall be deemed to be the approved Final Interior

Improvement Plans for the purpose of this Addendum. If Tenant fails to approve or disapprove the proposed cost estimate within the allowed time period, the cost estimate proposed by Landlord shall be deemed to be the approved Interior Improvement Cost Estimate for the purposes of this Addendum. If Tenant proposes changes to the proposed final plans for the Interior Improvements, Landlord shall not unreasonably withhold its approval of such change and the parties shall confer and negotiate in good faith to reach agreement on specific required modifications to the proposed final plans and costs estimate as a consequence of such change. If Tenant believes that the cost estimate is incorrect, it may require that all or any portion of the work be submitted for competitive bids. The final plans, modified for changes proposed by Tenant and approved by Landlord pursuant to this paragraph, shall be the approved Final Interior Improvement Plans and cost estimate approved by Tenant shall be the Interior Improvement Cost Estimate for the purposes of this Addendum.

               C. Application For Approvals: As soon as the Final Interior Improvement Plans are approved by Landlord and Tenant, Landlord shall submit the approved Building Plans to all appropriate governmental agencies for their approval and issuance of all required permits. Landlord shall use its best efforts to obtain all governmental approvals and permits necessary for construction of the Premises in accordance with the Building Plans on or before October 15, 1990. Landlord and Tenant shall initial the Building Plans immediately after all governmental approvals and permits have been obtained and shall append the approved Building Plans and Interior Improvement Cost Estimate to this Construction Addendum as Schedule 2.

               D. Termination: If all permits required for construction of the Premises in accordance with the Building Plans have not been issued on or before January 15, 1991, then Tenant, in its discretion, may elect to terminate the Lease and, at Tenant's election, any Other Lease between Landlord and Tenant.

               E. Changes to Building Plans: After the Building Plans have been approved by Landlord and Tenant as provided above, neither party shall have the right to require extra work or make any modifications with respect to the construction of the Premises, without the prior written consent of the other party as to (i) the change, (ii) any estimated delay in the scheduled completion date of the Premises caused by the change, and (iii) any modification to the Interior Improvement Cost Estimate as a consequence of the change. Landlord shall not unreasonably withhold or delay its consent to changes or extra work proposed by Tenant with respect to the Interior Improvements and, if the change will not materially increase the cost incurred by Landlord for construction of the Building Shell nor materially modify the exterior appearance of the Building Shell, then Landlord also shall not unreasonably withhold its consent to change in the Building Shell. Tenant shall not unreasonably withhold or delay its consent to changes or extra work proposed by Landlord with respect to the Building Shell which does not cause any modification of the Final Interior Improvement Plans, does not increase Interior Improvement Costs, does not delay construction and does not adversely impact the appearance of the Premise or Tenant's proposed use. Tenant may withhold its consent, in its discretion, to any change in the Final Interior Improvement Plans or Interior Improvement Cost Estimate.

        3. CONTRACTORS:

               A. General Contractor: Landlord shall serve as the general contractor for construction of the Interior Improvements.

               B. Subcontracts: Landlord shall cause each subcontract to be competitively bid by three contractors for construction of the Interior Improvements. The contractors to whom such work shall be competitively bid shall be selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld. All bids shall be opened simultaneously. All work shall be awarded based upon the lowest bid submitted unless agreed in writing by Tenant. Notwithstanding the foregoing, Tenant in its discretion may elect to use Therma as the mechanical subcontractor and Viking Electric ("Viking") as the electrical subcontractor in lieu of awarding such subcontracts on the basis of competitive bids, or Tenant may require that Therma and Viking be one of the contractors to whom such work shall be competitively bid. Notwithstanding Tenant's right to approve the subcontractors, each subcontractor is a contractor only of Landlord and Tenant shall have no liability to the subcontractor under any subcontract or otherwise with respect to the Building.

               C. Construction Manager: Tenant shall have the right to elect one of the following alternatives in Tenant's discretion: (i) to increase the development fee set forth in subparagraph 1.L from seven percent (7%) to eight percent (8%) in lieu of employing a construction manager; or (ii) employ a construction manager to assist Tenant in planning its Interior Improvements or to act in a supervisory role to evaluate Tenant's plans and requirements. In the event Tenant elects to employ a construction manager Landlord shall submit to Tenant a list of three construction managers to be employed by Tenant and Tenant shall enter into a contract with one of such construction managers on terms acceptable to Tenant. The fee charged by such construction manager shall at Tenant's election be an "Interior Improvement Cost," and Landlord shall pay any such fee before it becomes due under the terms of Tenant's contract. Landlord shall not charge any development fee as set forth in subparagraph l.L on any fees or charges by such construction manager. If Landlord fails to pay such costs, Tenant, in addition to its other remedies, may (but shall not be obligated to) advance such costs on Landlord's behalf, and Tenant shall be entitled to recover such costs from Landlord together with interest at the rate specified under paragraph 43.D of the Lease from the date of the expenditure until repaid.

        4. COMMENCEMENT AND COMPLETION OF BUILDING:

               A. Landlord's Obligation To Construct The Building: As soon as the Building Plans have been approved, all necessary governmental approvals and permits have been obtained, and the bids have been accepted, Landlord shall cause construction of the Building Shell and the Interior Improvements to be commenced and diligently prosecuted to completion, so that the Premises will be Substantially Complete as soon as possible. Landlord shall use its best efforts to give Tenant partial occupancy of the portion of the Premises selected by Tenant at the earliest possible date, if Tenant so chooses and if such partial occupancy is legally permissible and such partial occupancy shall not unreasonably interfere with Landlord's completion of construction.

               B. Schedule of Critical Dates: Set forth in this paragraph is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations regarding the construction of the Building Shell and the Interior Improvements (the "Schedule of Performance"). Landlord and Tenant shall each be obligated to use reasonable efforts to perform their respective obligations within the time periods set forth in this Schedule of Performance and elsewhere in this Construction Addendum. The Schedule of Performance is as follows:

                                                                          DATE
                                                                       (Days After
                           Action                                     Another Event)
 ------------------------------------------------------------    ---------------------
 1.      Tenant Submits Proposed Preliminary Interior Plans
         (if Tenant so Elects)                                          July 25, 1990

 2.      Landlord Approves or Modifies Preliminary Interior       7 Days after Item 1
         Plans

 3.      Parties Finally Approve Preliminary Interior
         Improvement Plans                                       14 days after Item 1

 4.      Tenant Submits Proposed Final Interior Plans                         Later of
                                                                  (i) August 15, 1990;
                                                                 or (ii) 14 days after
                                                                                item 3

 5.      Landlord Submits Reasonable Objections to Proposed
         Final Interior Plans and Submits Proposed Interior
         Improvement Cost Estimate Based On Bids                                7 Days
                                                                          after Item 4

 6.      Tenant Modifies Plans To Reduce Interior
         Improvement Cost Estimate, or to Resolve Tenant's                      7 Days
         Objections if required or Tenant so elects                       after Item 5

 7.      Landlord Rebids Interior Improvement Cost, if
         appropriate, And Submits Revised Interior
         Improvement Cost Estimate To Tenant                       2 days after Item 6

 8.      Parties Finally Approve Final Interior Improvement
         Plans                                                         August 31, 1990

 9.      Issuance Of All Construction Permits For
         Landlord's Work (including shell and interior                October 15, 1990
         improvements)



 10.     Last Date For Issuance Of All Construction Permits
         (or Tenant may terminate this Lease in accordance
         with this Addendum) DATE (Days After Another Event)          January 15, 1991

 11.     Scheduled Substantial Completion Date                       December 15, 1990

 12.     Last Date For Delivery of Premises Ready For
         Occupancy (or Tenant may terminate as set forth in
         the Addendum)                                                   July 15, 1991

               C. Delivery of Possession: When the Premises are substantially Complete, Landlord shall deliver possession of the Premises to Tenant. However, Tenant shall have no obligation to accept possession of the Premises or commence payment of rent until the Commencement Date, as defined in paragraph 7 of the Lease.

               D. Failure to Deliver: Landlord hereby acknowledges that its failure to deliver to Tenant Premises that are Substantially Complete on or before December 15, 1990 will cause Tenant to incur costs not contemplated by the Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if Landlord fails to deliver to Tenant Premises that are Substantially Complete on or before said date, in Tenant's discretion, Tenant shall be entitled to apply the sum designated in paragraph 7 of the Lease as the "Free Rent Amount," to its rental obligations under the Lease. Further, if Tenant elects to terminate this Lease as a result of Landlord's failure to deliver possession of the Premises as provided for in the Lease or this Addendum, Tenant shall be entitled to receive any accrued Free Rent Amount as of the date of Tenant's termination as liquidated damages for each day delivery of the Building is delayed beyond December 15, 1990. The parties hereby agree that such amount represents a fair and reasonable estimate of the cost Tenant will incur by reason of the late delivery of the Building. Acceptance by Tenant of liquidated damages for delay shall not constitute a waiver of Landlord's breach of any provision of the Lease.

        5. PAYMENT OF CONSTRUCTION COSTS:

               A. Tenant's Contribution To Interior Improvement Costs:
Tenant's obligation to pay the cost of constructing the Premises shall be limited to the positive difference, if any, between the total Interior Improvement Costs (not to exceed the Interior Improvement Cost Estimate approved by Tenant in writing) and the Interior Improvement Allowance (or the sum of the Interior Improvement Allowance and the portion of the Additional Interior Improvement Allowance that Tenant elects to apply). The parties acknowledge that Tenant shall have no obligation to pay any cost of constructing any portion of the Premises in excess of such amount. If the Interior Improvement Cost Estimate is more than the Interior Improvement Allowance (plus the portion of the Additional Interior Improvement Allowance that Tenant elects to apply), Tenant shall pay to Landlord a proportionate share of each progress payment due to the subcontractors which bears the same relationship to the total amount of the progress payment in question as the amount Tenant is obligated to contribute to the payment of Interior Improvement

Costs bears to the Interior Improvement Cost Estimate. Tenant shall pay Tenant's share of any progress payment to Landlord within fifteen (15) days after receipt of a statement and reasonable documentation of such costs from Landlord. If Tenant pays any such excess Interior Improvement Costs, as soon as possible after commencement of the Lease, Landlord and Tenant shall designate as Tenant's property Interior Improvements having a cost approximately equal to the excess paid by Tenant. Property designated as Tenant's property under the terms of this paragraph may be removed from the Premises at any time by Tenant and Tenant shall be entitled to all investment tax credit, depreciation, and other tax attributes relating to such property. In determining which Interior Improvements will be designated as Tenant's property, the parties shall confer in good faith and shall give preference to those Interior Improvements which are most readily removable from the Building and which shall have the greatest utility for Tenant outside of the Building but which are not required for basic business operations at the Building. At the expiration or sooner termination of the Lease, all Interior Improvements not designated as Tenant's property under this paragraph shall be surrendered to Landlord in accordance with the terms of the Lease.

               B. Rights if Allowance Unused: If the Interior Improvement
Cost Estimate is less than Landlord's Interior Improvements Allowance, Tenant shall be entitled to, at Tenant's election: (i) apply any unused allowance for the payment of interior improvement costs for any other building leased by Tenant from Landlord; or (ii) offset from its rental obligations under this Lease the total amount of such unused Interior Improvement Allowance.

        6. TENANT'S RIGHT TO ENTER: Tenant, and its authorized representatives, shall have the right to enter the Building at all reasonable times for the purpose of inspecting the progress of the construction of the Building Shell and Interior Improvements. Landlord shall give Tenant at least sixty (60) days prior written notice of its estimated date for Substantial Completion of the Building, so that Tenant may cause its fixtures and equipment to be ordered. When the construction of the Building has proceeded to the point where Tenant's work of installing its fixtures and equipment in the Building can be commenced in accordance with good construction practice, Landlord also shall notify Tenant to that effect and shall permit Tenant and its authorized representatives and contractors to have access to the Building for a period of not less than thirty
(30) days for the purpose of installing Tenant's trade fixtures and equipment.

        7. CONSTRUCTION WARRANTY FOR THE BUILDING: Notwithstanding anything to the contrary in the Lease, effective upon delivery of the Premises to Tenant, Landlord does hereby warrant (i) that the Building Shell and the Interior Improvements were constructed in accordance with any applicable covenants, conditions or restrictions and the rules, regulations, codes, statutes, ordinances, and laws of all governmental and quasi-governmental authorities having jurisdiction over the Building, (ii) that the Building Shell and Interior Improvements were constructed in accordance with the Building Plans and in a good and workmanlike manner; and (iii) that all material and equipment installed at the Premises conformed to the Building Plans and was new and otherwise of good quality. Notwithstanding anything to the contrary contained in the Lease or this Addendum, Tenant's acceptance of the Premises shall not be deemed a waiver of the foregoing warranty or any other warranty of

Landlord under the Lease, and Landlord shall promptly repair all violations of the warranty set forth in this paragraph at its sole cost and expense.

        8. RISK OF LOSS: Risk of loss of the Premises prior to the Commencement Date of the Lease shall be borne by Landlord. At all times prior to the Commencement Date, Landlord at its sole cost and expense shall maintain so-called contingent liability and broad form "builder's risk" insurance with coverage in an amount equal to the replacement cost of the Building Shell plus the Interior Improvement Cost Estimate. The insurance policy (i) shall be in a form reasonably satisfactory to Tenant, (ii) shall be carried with a company reasonably acceptable to Tenant, (iii) shall provide that such policy shall not be subject to cancellation or change except after at least ten (10) days prior written notice to Tenant, and (iv) shall contain a "cross liability" provision insuring Landlord and Tenant against any loss caused by the negligence of the other party. If the Interior Improvement Cost Estimate exceeds the Interior Improvement Allowance, Tenant shall be designated as a named insured on said insurance policy and the "deductible" thereunder shall not exceed Five Thousand Dollars ($5,000). If the Building is damaged or destroyed prior to the Commencement of the Lease, Tenant shall have the right to terminate the Lease, and, at Tenant's election, any Other Lease, if the Premises, in the reasonable opinion of the Architect, cannot be Substantially Complete prior to September 15, 1991. If the Lease is so terminated, Tenant shall be entitled to that amount of the builder's risk insurance proceeds equal to the amount, if any, paid by Tenant for construction of the Interior Improvements prior to the termination date. If the Premises are damaged or destroyed and the Lease is not terminated pursuant to the terms of the Lease or this Addendum, Landlord shall promptly and diligently complete construction of the Building in accordance with this Addendum and all insurance proceeds with respect to the loss shall be paid to an independent depository, reasonably acceptable to Landlord and Tenant, for disbursement to the contractors completing the Building as the work progresses in accordance with customary institutional lending practices.

        9. RIGHTS UPON TERMINATION: If the Lease is terminated pursuant to any provision of this Addendum, then in addition to all other amounts due Tenant hereunder, all security deposits, letters of credit, prepaid rent, and other monies paid by Tenant under the terms of the Lease or this Addendum shall be returned to Tenant upon demand. Subject to Tenant's rights under paragraph 8, in the event Tenant elects to terminate this Lease, Landlord shall not be required to return progress payments made by Tenant for construction of the Interior Improvements in accordance with paragraph 5 of this Addendum.

        10. ACCOUNTING: Landlord shall submit to Tenant on a monthly basis an accounting of all Interior Improvement Costs, certified as true and correct by Landlord. Tenant shall have the right to audit the books, records and supporting documents of Landlord during normal business hours, after giving Landlord at least twenty-four (24) hours prior notice to the extent reasonably necessary to determine the accuracy of any accounting. Within fifteen (15) days after Substantial Completion, Landlord shall render to Tenant a final and detailed accounting of all Interior Improvement Costs paid by Landlord and Tenant, certified as true and correct by Landlord. Tenant shall have the same audit rights as set forth above with respect to the monthly accountings. If such audit discloses that an overpayment was made by Tenant, there shall be an adjustment between Landlord and Tenant as soon as reasonably practicable such that each shall only be required to contribute to the payment of costs to the extent provided for in this Addendum.

        11. TENANT DELAYS: For purposes of this Construction Addendum and the Lease, the foregoing shall be deemed "Tenant Delays": (i) Tenant's failure to submit plans and information or review and approve information including the Interior Improvement Cost Estimate by the dates set forth in this Construction Addendum except that Tenant's failure to submit a preliminary space plan shall not be deemed a "Tenant Delay" hereunder; or (ii) as a result of written change orders made by Tenant pursuant to the terms of this Construction Addendum after final approval of the Building Plans, to the extent specified in any written change order. In the event of such Tenant Delays, then the dates on which Tenant is entitled to the rent or other liquidated damages and to terminate this Lease or any Other Lease on account of Landlord's failure to Substantially Complete the Premises shall be postponed one day for each day of such actual delay in Substantial Completion caused by such Tenant Delay. Furthermore, the date Tenant is otherwise obligated to begin paying rent shall occur one day earlier than the Commencement Date for each day that the Commencement Date is actually delayed as a result of a Tenant Delay; provided, however, that for purposes of this paragraph, the Commencement Date shall in no event be deemed to occur any date earlier than December 15, 1990 regardless of any Tenant Delay.

        12. CONFLICT: In the event of any conflict between the terms of this Addendum and the Lease, this Addendum shall prevail.

        IN WITNESS WHEREOF, the parties hereto have executed this Addendum intending to be bound thereby.

LANDLORD:                                         TENANT:
John Michael Sobrato, or his Successor Trustee    PYRAMID TECHNOLOGY CORPORATION, a Delaware
Under Revocable Trust Agreement dated April 28,   corporation
1989, as amended, FBO Ann Sobtato:
                                                  By:
                                                       --------------------------------------
                                                  Its:
                                                       --------------------------------------
By:
      -----------------------------------------
                                                  Date:
                                                       --------------------------------------
Its:
      -----------------------------------------
Date:
      -----------------------------------------

John A. Sobrato, Trustee Under Trust Agreement
Dated August 29, 1979

By:
      -----------------------------------------
Its:
      -----------------------------------------
Date:
      -----------------------------------------


SOBRATO INTERESTS II,
 California general partnership

By:
      -----------------------------------------
Its:  Managing General Partner

Date:
      -----------------------------------------

                                   SCHEDULE l

        The following modifications, items and improvements are hereby incorporated as part of the Final Shell Plans. Such modifications, items and improvements shall be made to the Premises at the sole cost and expense of Landlord (and not as part of the Interior Improvement Costs):

        1. Landlord shall pay for and install (i) a trash compactor pad; (ii) two (2) electrical transformer pads; and (iii) an enclosure area for the trash compactor.

        2. Landlord shall relocate the sheer walls running through the center of the Buildings.

        3. Landlord shall redsign and relocate the skylights so that such skylights conform to the advertising information submitted by Landlord.

        4. Landlord shall reconfigure the ingress and egress driveways, islands and parking spaces near the loading docks (including, without limitation, the effectuation of new stall markings and striping) so as to allow the turning, loading and maneuvering of seventy (70) foot trucks. Landlord acknowledges that the foregoing may reduce available parking by as many as eighty (80) spaces and hereby consents to the same.

        5. Landlord shall install "compaction aggregate" beneath the paving in the truck circulation and heavy traffic areas so as to avoid damage to such area.

        6. Landlord shall add exterior glass in any exterior walls as reasonably directed by Tenant.

        All of the foregoing shall be accomplished pursuant to plans and specifications prepared by Landlord and approved by Tenant conforming in all respects to the information submitted to Landlord by Tenant which information as to size, location and other requirements shall be submitted by Tenant to Landlord on or before May 25, 1990.

                       FIRST AMENDMENT TO LEASE AGREEMENT
                                    (PHASE I)



         This First Amendment to Lease ("Amendment") is made this ____ day of March, 1991 by and between NORTH SAN JOSE INTERESTS, a California limited partnership ("Landlord"), and PYRAMID TECHNOLOGY CORPORATION, a Delaware corporation ("Tenant"), with reference to the following facts:


                                    RECITALS

         A. Landlord (as the successor in interest to John Michael Sobrato, or his Successor Trustee Under Revocable Trust Agreement dated April 28, 1989, as amended, FBO Ann Sobrato, John A. Sobrato, Trustee Under Trust Agreement dated August 29, 1979, and Sobrato Interests II, a California general partnership) and Tenant are parties to a Lease Agreement (Phase I) pursuant to which Tenant leases from Landlord certain premises including a building containing 101,552 square feet, located in San Jose, California, as such premises are more particularly described in the Lease (the "Lease")

         B. The parties wish to clarify certain matters concerning the Lease in this Amendment.

         NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:


                                    AGREEMENT

         1. Rental Credit: The parties acknowledge that pursuant to the terms of a certain side letter dated May 6, 1990 between Landlord and Tenant, Landlord is required to pay to Tenant on or before the "Commencement Date" as defined in the Lease the amount of Two Hundred Fifty Thousand Dollars ($250,000) (herein referred to as the "Moving Allowance"). Further, pursuant to the terms of a certain Settlement Agreement, Mutual Release and Termination of Lease dated May 30, 1990 between JOHN A. and SUSAN R. SOBRATO 1979 REVOCABLE TRUST and JOHN A. SOBRATO individually, on the one hand, and Tenant, on the other hand, the sum of Seventy Thousand Five Hundred Eleven and 10/100 Dollars ($70,511.10) is to be credited to the monthly rent due under the Lease (herein referred to as the "Rent Credit") . The total amount of the Moving Allowance and the Rent Credit (herein collectively referred to as the "Credit") is Three Hundred Twenty Thousand Five Hundred Eleven and l0/l00 Dollars ($320,511.10).

         2. Application of the Credit: The Credit shall be applied as follows:
(a) Sixty Thousand Two Hundred Ninety-One and 28/100 Dollars ($60,291.28) toward the prorated monthly rent due for the period December 16, 1990 through December 31, 1991; (b) One Hundred Eleven Thousand Seven

Hundred Seven and 20/100 Dollars ($111,707.20) toward the monthly rent due for the month of January 1991; (c) One Hundred Eleven Thousand Seven Hundred Seven and 20/100 Dollars ($111,707.20) toward the monthly rent due for the month of February 1991; and (d) the balance of the Credit in the amount of Thirty-Six Thousand Eight Hundred Five and 42/100 Dollars ($36,805.42) toward the monthly rent due for the month of March 1991. Landlord acknowledges having received from Tenant the balance of the monthly rent for March 1991 in the amount of Seventy-Four Thousand Nine Hundred One and 78/100 Dollars ($74,901.78)

         3. Application of Additional Interior Improvement Allowance: Landlord and Tenant acknowledge that the total Interior Improvement Costs for the Interior Improvements under the Lease is Five Million Five Hundred Thirty Thousand Eight Hundred Forty-Four Dollars ($5,530,844.00). Landlord is required to pay an Interior Improvement Allowance of Three Million Seven Hundred Fifty-Seven Thousand Four Hundred Twenty-Four Dollars (3,757,424.00) toward the payment of Interior Improvement Costs, and Tenant has elected to use One Million Two Hundred Fifty-Four Thousand Six Hundred Twenty-Four Dollars ($1,254,624.00) of the Additional Interior Improvement Allowance as defined in the Lease. Tenant acknowledges that the use by Tenant of such Additional Interior Improvement Allowance shall reduce the Interior Improvement Allowance under that certain Lease Agreement (Phase II) dated May 30, 1990 between Landlord and Tenant and that certain Lease Agreement (Phase III) dated May 30, 1990 between Landlord and Tenant. Tenant shall pay the balance of the Interior Improvement Costs for the Interior Improvements at the Premises in the amount of Five Hundred Eighteen Thousand Seven Hundred Ninety-Six Dollars ($518,796.00) in accordance with the terms of the Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment on the date set forth below.


LANDLORD:                                     TENANT:

NORTH SAN JOSE INTERESTS                      PYRAMID TECHNOLOGY CORPORATION
a California limited partnership              a Delaware corporation

By:                                           By:
   ------------------------------                ------------------------------
Its: Managing General Partner                 Its:
                                                  -----------------------------

Dated:                                        Dated:
      ---------------------------                   ---------------------------

         The parties agree that notwithstanding the provisions of paragraph 2.M of that certain Construction Addendum to Lease that is attached to and that constitutes part of that certain Lease Agreement (Phase II) (the "Phase II Lease") and paragraph 2.M of that Construction Addendum to Lease that is attached to and constitutes part of that certain Lease Agreement (Phase III) (the "Phase III Lease"), both dated May 30, 1990, Landlord shall not charge Tenant any contingency fee in connection with any structural and/or floor load modifications made to either the Building subject to the Phase II Lease or the Building subject to the Phase III Lease.


AGREED AND ACCEPTED:

"TENANT"

PYRAMID TECHNOLOGY CORPORATION
a Delaware corporation

By:
   ------------------------------
Its:
    -----------------------------

Dated:
      ---------------------------


"LANDLORD"


NORTH SAN JOSE INTERESTS, a California
limited partnership, (as the successor
to John Michael Sobrato, or his
Successor Trustee Under Revocable Trust
Agreement dated April 28, 1989, as
amended, FBO Ann Sobrato, John A.
Sobrato, Trustee Under Trust Agreement
dated August 29, 1979 and Sobrato
Interests II, a California general
partnership)


By:
   ------------------------------
Its:
    -----------------------------

Dated:
      ---------------------------